                                                                     EXHIBIT 4.2


================================================================================





                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                     AMONG

                       CLEAR CHANNEL COMMUNICATIONS, INC.

                                CERTAIN LENDERS

             NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE LENDER,

           THE FIRST NATIONAL BANK OF BOSTON, AS DOCUMENTATION AGENT,

                   BANK OF MONTREAL, AS CO-SYNDICATION AGENT,

                                      AND

            TORONTO DOMINION (TEXAS), INC., AS CO-SYNDICATION AGENT

                  ----------------------------------------

                 NATIONSBANC CAPITAL MARKETS, INC., AS ARRANGER

                                 APRIL 10, 1997





================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE 1

                                                       Definitions
                                                       -----------

         Section 1.1      Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.2      Amendments and Renewals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 1.3      Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                        ARTICLE 2

                                                         Advances
                                                         --------

         Section 2.1      The Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.2      Manner of Borrowing and Disbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.3      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 2.4      Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 2.5      Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.6      Reduction and Change of Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 2.7      Non-Receipt of Funds by the Administrative Lender . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.8      Payment of Principal of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.9      Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.10     Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.11     LIBOR Lending Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.12     Sharing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.13     Calculation of LIBOR Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 2.14     Booking Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 2.15     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 2.16     Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                        ARTICLE 3

                                                   Conditions Precedent
                                                   --------------------

         Section 3.1      Conditions Precedent to Closing and the Initial Advance and the Letters of Credit . . . . .  39
         Section 3.2      Conditions Precedent to All Advances and Letters of Credit  . . . . . . . . . . . . . . . .  42



                                                        ARTICLE 4

                                              Representations and Warranties
                                              ------------------------------

         Section 4.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.2      Survival of Representations and Warranties, etc . . . . . . . . . . . . . . . . . . . . . .  49

                                                        ARTICLE 5

                                                    General Covenants
                                                    -----------------

         Section 5.1      Preservation of Existence and Similar Matters . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 5.2      Business; Compliance with Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 5.3      Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 5.4      Accounting Methods and Financial Records  . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 5.5      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 5.6      Payment of Taxes and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 5.7      Visits and Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 5.8      Payment of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 5.9      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 5.10     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 5.11     Environmental Law Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 5.12     Conversion of Eller to Unrestricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . .  54
         Section 5.13     Syndication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 5.14     Ownership of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                        ARTICLE 6

                                                  Information Covenants
                                                  ---------------------

         Section 6.1      Quarterly Financial Statements and Information  . . . . . . . . . . . . . . . . . . . . . .  55
         Section 6.2      Annual Financial Statements and Information; Certificate of No Default  . . . . . . . . . .  55
         Section 6.3      Compliance Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 6.4      Copies of Other Reports and Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 6.5      Notice of Litigation, Default and Other Matters . . . . . . . . . . . . . . . . . . . . . .  57
         Section 6.6      ERISA Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                        ARTICLE 7

                                                    Negative Covenants
                                                    ------------------

         Section 7.1      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 7.2      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         Section 7.3      Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 7.4      Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 7.5      Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries . . . . . . . .  61
         Section 7.6      Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 7.7      Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 7.8      Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.9      Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.10     Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.11     Fixed Charges Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.12     Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.13     Debt Service Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.14     Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.15     Sale or Discount of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.16     Business of Clear Channel Television Licenses, Inc. and Clear Channel Radio Licenses,
                          Inc. and Clear Channel Metroplex Licenses, Inc. . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.18     Subordinated Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                                        ARTICLE 8

                                                         Default
                                                         -------

         Section 8.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 8.2      Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                        ARTICLE 9

                                                 Changes in Circumstances
                                                 ------------------------

         Section 9.1      LIBOR Basis Determination Inadequate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 9.2      Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 9.3      Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 9.4      Effect On Base Rate Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 9.5      Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

                                                        ARTICLE 10

                                                 Agreement Among Lenders
                                                 -----------------------

         Section 10.1     Agreement Among Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 10.2     Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 10.3     Benefits of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

                                                        ARTICLE 11

                                                      Miscellaneous
                                                      -------------

         Section 11.1     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 11.2     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 11.3     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 11.4     Determination by the Lenders Conclusive and Binding . . . . . . . . . . . . . . . . . . . .  77
         Section 11.5     Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 11.6     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 11.7     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 11.8     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 11.9     Interest and Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 11.10    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 11.11    Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 11.12    Exception to Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Section 11.13    No Liability of Issuing Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Section 11.14    Credit Agreement Governs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 11.15  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 11.16  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 11.17  ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

Schedules and Exhibits

Schedule 1:  LIBOR Lending Offices
Schedule 2:  Existing Liens
Schedule 3:  Existing Litigation
Schedule 4:  Licenses, Permits and Other Authorizations
Schedule 5:  Intentionally Deleted
Schedule 6:  Existing Guaranties
Schedule 7:  Subsidiaries
Schedule 8:  Existing Investments
Schedule 9:  Existing Indebtedness
Schedule 10: Intentionally Deleted
Schedule 11: Material Adverse Changes
Schedule 12: Specified Percentages
Schedule 13: Subsidiary Guarantors
Schedule 14: Existing Letters of Credit

Exhibit A:  Revolving Credit Note
Exhibit B:  Bid Rate Note
Exhibit C:  Subsidiary Guaranty
Exhibit D:  Compliance Certificate
Exhibit E:  Assignment and Acceptance

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


         THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is dated as of April 10, 1997, among CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation ("Borrower"), the Lenders from time to time party hereto, NATIONSBANK OF TEXAS, N.A., a national banking association, as administrative agent for the Lenders, THE FIRST NATIONAL BANK OF BOSTON, as Documentation Agent, BANK OF MONTREAL, as Co-Syndication Agent and TORONTO DOMINION (TEXAS), INC., as Co-Syndication Agent.

                                   BACKGROUND

         The Borrower and lenders entered into that certain Credit Agreement dated as of September 30, 1994 in the maximum principal amount of $350,000,000 (said Credit Agreement, as amended, the "Original Credit Agreement").

         The Borrower and certain of the Lenders entered into the certain Amended and Restated Credit Agreement dated as of October 19, 1995 in the maximum principal amount of $600,000,000 (said Amended and Restated Credit Agreement, as amended, the "October 1995 Credit Agreement").

         The Borrower and certain of the Lenders entered into the certain Second Amended and Restated Credit Agreement dated as of August 1, 1996 in the maximum principal amount of $1,040,000,000 (said Second Amended and Restated Credit Agreement, as amended, the "Existing Credit Agreement").

         The Borrower has requested that the Lenders amend and restate the Existing Credit Agreement by making a credit facility available to the Borrower in the maximum principal amount of $1,750,000,000, subject to a possible increase up to $2,000,000,000 as provided in Section 5.13 hereof.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is being amended and restated as follows:

                                   ARTICLE 1

                                  Definitions

         Section 1.1      Defined Terms.  For purposes of this Agreement:

         "ARN" means the Australian Radio Network Limited, PTY, an Australian propriety company, 50% of whose Capital Stock is owned by the Borrower.

         "Additional Costs" has the meaning set forth in Section 9.5 hereof.

         "Administrative Lender" means NationsBank of Texas, N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to Section 10.1(b) hereof.

         "Advance" means a Revolving Credit Advance or a Bid Rate Advance and "Advances" means Revolving Credit Advances and Bid Rate Advances.

         "Affiliate" means any Person that directly or indirectly through one or more Subsidiaries Controls, or is Controlled By or Under Common Control with, the Borrower.

         "Affiliation Agreements" means all affiliation agreements of the Borrower and each Subsidiary with Fox Broadcasting.

         "Agreement" means this Third Amended and Restated Credit Agreement, as amended or renewed from time to time.

         "Agreement Date" means the date of this Agreement.

         "Amortization Date" means September 30, 2000.

         "Applicable Environmental Laws" means applicable federal, state or local laws, rules and regulations pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

         "Applicable Law" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations, courts and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Advances, this Agreement, the notes or any other Loan Documents.

         "Applicable Margin" means the following per annum percentages, applicable in the following situations:

                                                                                                   LIBOR
                              Applicability                                                     Percentage
                              -------------                                                     ----------
(i)      If the Leverage Ratio is not less than 6.0 to 1                                          1.0000

(ii)     If the Leverage Ratio is less than 6.0 to 1 but is not less than                         0.8750
         5.75 to 1

(iii)    If the Leverage Ratio is less than 5.75 to 1 but is not less than                        0.7500
         5.50 to 1

(iv)     If the Leverage Ratio is less than 5.50 to 1 but is not less than                        0.6250
         5.00 to 1

(v)      If the Leverage Ratio is less than 5.00 to 1 but is not less than                        0.5000
         4.50 to 1

(vi)     If the Leverage Ratio is less than 4.50 to 1 but is not less than                        0.4000
         4.00 to 1

(vii)    If the Leverage Ratio is less than 4.00 to 1 but is not less than                        0.3250
         3.50 to 1

(viii)   If the Leverage Ratio is less than 3.50 to 1 but is not less than                        0.2500
         3.00 to 1

(ix)     If the Leverage Ratio is less than 3.00 to 1                                             0.2250

The Applicable Margin payable by the Borrower on the Revolving Credit Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by the Leverage Ratio. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective three Business Days after receipt by Administrative Lender of the applicable financial statements. If financial statements of the

Borrower setting forth the Leverage Ratio are not received by the Administrative Lender by the date required pursuant to Section 6.1 hereof, the Applicable Margin shall be determined as if the Leverage Ratio is not less than
6.00 to 1 until such time as such financial statements are received. For the final quarter of any fiscal year of the Borrower, the Borrower may provide its unaudited financial statements, subject only to year-end adjustments, for the purpose of adjusting the Applicable Margin. Notwithstanding anything above to the contrary, if the compliance certificate required to be delivered pursuant to Section 7.5(b) hereof prior to any proposed acquisition indicates that the Leverage Ratio after giving effect to the proposed acquisition would result in an adjustment of the Applicable Margin, the Applicable Margin shall be increased or decreased, as the case may be, as of the date of such acquisition.

         "Art. 1.04" has the meaning ascribed thereto in the definition of "Applicable Law."

         "Assignees" means any assignee of a Lender pursuant to an Assignment Agreement and shall have the meaning ascribed thereto in Section 11.6 hereof.

         "Assignment Agreement" has the meaning ascribed thereto in Section
11.6 hereof.

         "Authorized Signatory" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances and Letters of Credit hereunder.

         "Base Rate Advance" means any Revolving Credit Advance bearing interest at the Base Rate Basis.

         "Base Rate Basis" means, for any day, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate on such day, or (b) the higher of
(i) the sum of (A) 0.50% plus (B) the Federal Funds Rate on such day or (ii) the Prime Rate on such day. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as the case may be, to account for such change.

         "Bid Rate Advance" means an Advance the interest rate on which is determined by agreement between the Borrower and the Lender making such Advance pursuant to Section 2.1(b) hereof.

         "Bid Rate Note" means each promissory note of the Borrower evidencing Bid Rate Advances, substantially in the form of Exhibit B hereto, together with any extension, renewal or amendment thereof or substitution therefor.

         "Borrower" means Clear Channel Communications, Inc., a Texas corporation.

         "Business Day" shall mean a day on which banks are open for the transaction of business as required by this Agreement in Dallas, Texas and New York, New York and, with respect to any LIBOR Advance, a domestic business day in London, England and a day on which commercial banks are open for international business in London, England (including dealings in United States dollar deposits), and as otherwise relevant to the determination to be made or the action to be taken.

         "Capital Expenditures" means expenditures for the purchase of tangible assets of long-term use which are capitalized in accordance with GAAP; provided, however, Capital Expenditures shall not include assets acquired through trade without any expenditure of cash, such trade capital expenditures not to exceed $10,000,000 in aggregate value per year, such valuation to be determined using the lesser of the fair market value of assets received or the value of air-time run in exchange for the assets received.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including, without limitation, general, limited and preference units) in any Person that is a partnership.

         "Capitalized Lease Obligations" means that portion of any obligation of the Borrower or any Restricted Subsidiary as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.

         "CCC-Houston" means CCC-Houston AM, Ltd., a Texas limited partnership and a Subsidiary of the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means (a) prior to the Syndication Date, $1,750,000,000, as reduced from time to time pursuant to Section 2.6 hereof and (b) on and after the Syndication Date, an amount not to exceed $2,000,000,000, as reduced from time to time pursuant to Section 2.6 hereof.

         "Communications Act" means, collectively, the Communications Act of 1934, as amended and the rules and regulations promulgated thereunder, as from time to time in effect.

         "Control" or "Controlled By" or "Under Common Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that (a) in the event that no one Person owns more than 50% of the outstanding Capital Stock of a corporation or entity, any Person which beneficially owns, directly or, by contract or law, indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors (or other managing authority) of such corporation or entity shall be conclusively presumed to control such corporation or entity or (b) in the event that one Person owns greater than 50% of the outstanding Capital Stock of a corporation or entity, any Person which beneficially owns, directly or, by contract or law, indirectly, greater than 20% or more (in number of votes) of the securities having ordinary voting power for the election of directors

(or other managing authority) of such corporation or entity shall be conclusively presumed to control such corporation.

         "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group, and the Borrower and any other entities (whether incorporated or not incorporated) which are under common Control with the Borrower and which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code, shall be deemed to be members of the Borrower's Controlled Group on and after the Agreement Date.

         "Default" means an Event of Default and/or any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Base Rate Basis plus two percent.

         "Determining Lenders" means, on any date of determination, any combination of the Lenders having at least 51% of the aggregate amount of the Revolving Credit Advances then outstanding; provided, however, that if there are no Revolving Credit Advances outstanding hereunder, "Determining Lenders" shall mean any combination of Lenders whose Specified Percentages aggregate at least 51%.

         "Dividend" means, as to any Person, (a) any declaration or payment of any dividend (other than a dividend paid solely in shares of the common stock of such Person) on, or the making of any distribution, loan, advance or investment to or in any holder of, any shares of Capital Stock of such Person (other than salaries and bonuses paid in the ordinary course of business), or
(b) any purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of such Person; provided, however, that the acquisition of shares of Capital Stock of such Person for the purpose of acquiring a Subsidiary (whether by merger, consolidation, asset acquisition, stock acquisition, or otherwise) shall not be deemed a Dividend if (a) such shares are used as a portion or all of the purchase price for the acquisition of a Subsidiary within a period of ninety days from the date the initial shares of such Capital Stock were acquired and (b) such Person shall have given the Administrative Lender prior written notice of its intention to acquire such Capital Stock for the purpose of acquiring a Subsidiary.

         "Eller" means Eller Media Corporation, a Delaware corporation, formerly known as EMC Group, Inc., formerly Eller Media Company.

         "Eller Acquisition Documents" means in form and substance acceptable to Administrative Lender, all those documents relating to the acquisition by the Borrower of no less than 88% of the Capital Stock of Eller pursuant to that stock purchase agreement by and between the Borrower, Eller and the stockholders of Eller dated as of February 25, 1997.

         "Equity" means shares of Capital Stock, or options, warrants or any other right to subscribe for or otherwise acquire Capital Stock, of the Borrower or any Subsidiary.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

         "ERISA Event" means, with respect to the Borrower and its Subsidiaries, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under
Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Event of Default" means any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time has been satisfied.

         "Existing Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of August 1, 1996, by and among the Borrower, NationsBank of Texas, N.A., as Administrative Lender, and the lenders party thereto, as the same may have been amended, modified, renewed or extended from time to time.

         "Existing Eller Credit Agreement" means that amended and restated credit agreement in an amount not to exceed $550,000,000 among Eller Media Company, Eller, the Subsidiary Guarantors (as defined therein) and The Chase Manhattan Bank, as administrative agent dated as of November 19, 1996.

         "Existing Letters of Credit" means those certain Letters of Credit more specifically described on Schedule 14 hereto.

         "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Lender on such day on such transactions as determined by Administrative Lender.

         "Fixed Charges" means, for the Borrower and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, for the four most recently ended fiscal quarters preceding any date of determination, an amount equal to the sum of (a) all payments of principal, interest, fees and other amounts paid on all Indebtedness, plus (b) all payments under Capitalized Lease Obligations, plus (c) all Capital Expenditures, plus (d) cash expenditures for the payment of taxes, plus (e) all Dividends paid.

         "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         "Guaranty" or "Guaranteed", as applied to an obligation, means and includes (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit.

         "Heftel" means Heftel Broadcasting Corporation, a Delaware corporation.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas (including any amendment to such Applicable Law), the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section
(a)(1) of Art. 1.04, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. 1.04 shall control for purposes of such determination, as applicable.

         "Increased Letter of Credit Costs" has the meaning set forth in
Section 2.16(d) hereof.

         "Increased Letter of Credit Costs Retroactive Effective Date" has the meaning set forth in Section 2.16(d) hereof.

         "Increased Letter of Credit Costs Set Date" has the meaning set forth in Section 2.16(d) hereof.

         "Indebtedness" means, with respect to any Person, (a) all items, except items of partners' equity or of Capital Stock or of surplus or of general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien on any property or asset owned by such Person, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations of such Person with respect to leases constituting part of a sale and leaseback arrangement, all Guaranties, all obligations under interest rate swap agreements or similar hedge agreements, all indebtedness for borrowed money (excluding, for purposes of calculation of financial covenants only, indebtedness evidenced by Intercompany Notes), and all reimbursement obligations with respect to outstanding letters of credit, and (d) any "withdrawal liability" of the Borrower or any Subsidiary, as such term is defined under Part I of Subtitle E of Title IV of ERISA.

         "Indemnified Matters" has the meaning ascribed to it in Section 5.10(a) hereof.

         "Indemnitees" has the meaning ascribed to it in Section 5.10(a) hereof.

         "Index Debt Rating" means the rating available to the Borrower's senior, unsecured, non-credit-enhanced long term indebtedness for borrowed money ("Index Debt") or the implied rating established by Moody's or S&P as if the Borrower had outstanding Index Debt.

         "Institutional Debt" means Indebtedness for borrowed money which may be raised by the Borrower in the private placement or public debt markets.

         "Intercompany Notes" means those notes payable to the Borrower or any Subsidiary from any Subsidiary evidencing loans or advances made by the Borrower or any Subsidiary to such Subsidiary.

         "Interest Period" means for (a) any LIBOR Advance, the period beginning on the day the Advance is made and ending one, two, three, six or, subject to each Lender's good faith determination of availability, twelve months thereafter (as the Borrower shall select), and (b) any

Bid Rate Advance, the period beginning on the day the Advance was made and ending the date the Borrower and the Lender making the Bid Rate Advance agree pursuant to Section 2.1(b).

         "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or beneficial interest in, Capital Stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the incurrence or sufferance of Indebtedness or accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

         "Issuing Bank" means NationsBank of Texas, N.A., in its capacity as issuer of the Letters of Credit.

         "L/C Cash Collateral Account" has the meaning specified in Section 2.16(g) hereof.

         "L/C Related Documents" has the meaning specified in Section 2.16(e) hereof.

         "Lender" means each financial institution or fund shown on the signature pages hereof so long as such financial institution or fund maintains a Commitment or is owed any part of the Obligations (including the Administrative Lender in its individual capacity), and each Assignee that hereafter becomes party hereto pursuant to Section 11.6 hereof.

         "Letter of Credit" has the meaning specified in Section 2.16(a) hereof.

         "Letter of Credit Agreement" has the meaning specified in Section 2.16(b) hereof.

         "Letter of Credit Facility" means the amount of the Letters of Credit the Issuing Bank may issue pursuant to Section 2.16(a) hereof.

         "Leverage Ratio" means, for any date of determination, the ratio of Total Debt as of the date of determination to Operating Cash Flow for the four most recently ended fiscal quarters preceding such date of determination.

         "LIBOR Advance" means a Revolving Credit Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.

         "LIBOR Basis" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the LIBOR Rate plus the Applicable Margin. The LIBOR Basis shall, with respect to LIBOR Advances with Interest Periods in excess of six months, be subject to premiums assessed by each Lender, which are payable directly to each Lender. Once determined, the LIBOR Basis shall remain unchanged during the applicable Interest Period.

         "LIBOR Lending Office" means, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 1 attached hereto, and such other office of the Lender or any of its affiliates hereafter designated by notice to the Borrower and the Administrative Lender.

         "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Lien" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

         "Loan Documents" means this Agreement, the Revolving Credit Notes, the Bid Rate Notes, the Subsidiary Guaranty, fee letters, and any other document or agreement executed or delivered from time to time by the Borrower, any Subsidiary or any other Person in connection herewith or as security for the Obligations.

         "Local Marketing Agreement" means any time brokerage agreements, local market affiliation agreements or related or similar agreements entered into between the Borrower or any Subsidiary and any other Person, as any of the above may be amended, substituted, replaced or modified.

         "Material Adverse Effect" means any act or circumstance or event that
(a) causes a Default, or (b) otherwise could reasonably be expected to be material and adverse to the business, consolidated assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Restricted Subsidiaries, together taken as a whole.

         "Maturity Date" means June 30, 2005.

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

         "Moody's" means Moody's Investors Services, Inc.

         "Multiemployer Plan" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

         "NationsBank Guaranty" means the Guaranty in favor of NationsBank of Texas, N.A. on behalf of RDS Broadcasting, Inc. in the amount of $9,575,000.

         "Necessary Authorization" means any license, permit, consent, approval or authorization from, or any filing or registration with, any governmental or other regulatory authority (including without limitation the FCC) necessary or appropriate to enable the Borrower or any Subsidiary to maintain and operate its business and properties.

         "Net Cash Proceeds" means, with respect to any sale, lease, transfer or disposition of any asset by any Person or the issuance of Institutional Debt or Equity by any Person (other than the net cash proceeds from the consolidation of any Restricted Subsidiary with another Restricted Subsidiary), the aggregate amount of cash received by such Person in connection with such transaction minus reasonable fees, costs and expenses and related taxes.

         "Notice of Issuance" has the meaning ascribed to it in Section 2.16(b) hereof.

         "NRNZ" means NRNZ Holdings, Limited, a New Zealand corporation of which 33 1/3% of the outstanding Capital Stock is owned by the Borrower.

         "Obligations" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower or any Subsidiary to the Lenders under the Loan Documents, as they may be amended from time to time, and (b) all obligations of the Borrower or any Subsidiary for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower or any Subsidiary of any obligation, covenant or undertaking with respect to any Loan Document.

         "Operating Cash Flow" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Restricted Subsidiaries, the sum of (a) pre-tax net income (excluding therefrom (i) any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and (ii) any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense, depreciation and amortization (including amortization of film contracts), deferred and other non-cash expenses, and minus (c) cash payments made or scheduled to be made with respect to film contracts. Operating Cash Flow shall be adjusted to exclude (i) any extraordinary non-cash items deducted from or included in the calculation of pre-tax net income and (ii) without duplication, any accrued but not paid income or loss from Investments. For purpose of calculation of Operating Cash Flow with respect to assets not owned at all times during the four fiscal quarters preceding the date of determination of Operating Cash Flow there shall be (i) included in Operating Cash Flow the Operating Cash Flow of any assets acquired during any of such four fiscal quarters for the twelve month period preceding the date of determination, and (ii) excluded from Operating Cash Flow the Operating Cash Flow of any assets disposed of during any of such four fiscal quarters for the twelve month period preceding the date of determination; provided, however, that if any Subsidiary becomes a Restricted Subsidiary after the Agreement Date and the Borrower shall directly or indirectly own less than 90% of such Subsidiary's Capital Stock, or with respect to Eller and its subsidiaries, Borrower shall directly or indirectly own less than 88% of such Capital Stock, then for purposes of the calculation of Operating Cash Flow, the Borrower shall only include a percentage of such Subsidiary's operating cash flow equal to the Borrower's percentage ownership of the Capital Stock of such Subsidiary.

         "Operating Lease" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP, with an initial or remaining noncancellable lease term in excess of one year.

         "Participant" has the meaning ascribed to it in Section 11.6(c) hereof.

         "Participation" has the meaning ascribed to it in Section 11.6(c) hereof.

         "Payment Date" means the last day of the Interest Period for any LIBOR Advance or Bid Rate Advance.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means, as applied to any Person:

         (a) any Lien in favor of the Lenders to secure the Obligations hereunder;

         (b) (i) Liens on real estate for real estate taxes not yet delinquent, (ii) Liens created by lease agreements to secure the payments of rental amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv) Liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

         (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

         (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

         (f) Liens created to secure the purchase price of tangible personal property acquired by such Person or created to secure Indebtedness permitted by Section 7.1(d) hereof in an amount not to exceed $25,000,000 in the aggregate, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of Indebtedness related thereto is not increased;

         (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Determining Lenders; and

         (h) Any Liens existing on the Agreement Date which are described on Schedule 2 hereto, and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower.

         "Person" means an individual, corporation, partnership, trust or unincorporated organization, limited liability company, or a government or any agency or political subdivision thereof.

         "Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained for the employees of the Borrower, its Subsidiaries or any member of their Controlled Group.

         "Prime Rate" means, at any time, the prime interest rate announced or published by the Administrative Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Lender.

         "Pro-Forma Debt Service" means, as of any date of determination, determined in accordance with GAAP for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum (without duplication) of (a) all payments of principal, interest, fees and other amounts scheduled to be paid on all Indebtedness during the succeeding four fiscal quarters (assuming for any Indebtedness subject to a floating interest rate, an interest rate equal to the applicable rate in effect on the date of determination), plus (b) without duplication, all rentals and other amounts (excluding insurance premiums and property taxes) scheduled to be paid under all Capitalized Lease Obligations during the succeeding four fiscal quarters, plus (c) all debt discount and expense scheduled to be amortized during the succeeding four fiscal quarters.

         "Quarterly Date" means March 31, June 30, September 30 and December 31, beginning March 31, 1997.

         "Refinancing Advance" means any LIBOR Advance or Bid Rate Advance which is used to pay the principal amount (or any portion thereof) of a LIBOR Advance or Bid Rate Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding LIBOR Advances or Bid Rate Advances at the time of the Refinancing Advance.

         "Regulatory Modification" has the meaning set forth in Section 9.5 hereof.

         "Regulatory Modification Retroactive Effective Date" has the meaning set forth in Section 9.5 hereof.

         "Regulatory Modification Set Date" has the meaning set forth in
Section 9.5 hereof.

         "Reimbursement Obligations" means, in respect of any Letters of Credit as at any date of determination, the maximum aggregate amount which is then available to be drawn under such Letter of Credit (whether the conditions to drawing thereunder have been met) plus any unreimbursed amounts under Letters of Credit.

         "Release Date" means the date on which the notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

         "Reportable Event" has the meaning set forth in Title IV of ERISA.

         "Restricted Subsidiary" means (i) any Subsidiary which is not an Unrestricted Subsidiary, (ii) ARN, (iii) NRNZ, (iv) CCC-Houston and (v) Eller Target Media Group, L.P.; provided, however that each of the Subsidiaries set forth in clauses (ii) through (v) herein shall not have executed any Subsidiary Guaranties.

         "Revolving Credit Advance" means an Advance made pursuant to Section 2.1(a) hereof.

         "Revolving Credit Note" means any promissory note of the Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal or amendment thereof or substitution therefor.

         "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill, Inc., a New York corporation.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Lender may select.

         "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on Schedule 12 (which percentages may be amended on or before the Syndication Date to reflect an increase in the Commitment as a result of the syndication referred to in Section 5.13 hereof), or if applicable, specified in its most recent Assignment Agreement.

         "Subordinated Debt" means any Institutional Debt of the Borrower or any of its Subsidiaries which shall have been and continues to be validly and effectively subordinated to the prior payment in full of the Obligations on terms and documentation approved in writing by the Determining Lenders.

         "Subsidiary" means (a) any corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class of securities of such corporation to exercise such voting power by reason of the happening of any contingency, is at the time owned by the Borrower, directly or through one or more intermediaries, and (b) any other entity which is Controlled or then capable of being Controlled by the Borrower, directly or through one or more intermediaries, whether a Restricted Subsidiary or Unrestricted Subsidiary.

         "Subsidiary Guaranty" means any Guaranty executed by one or more Restricted Subsidiaries guarantying payment and performance of the Obligations, substantially in the form of Exhibit C hereto, as such agreement may be amended, modified, renewed or extended from time to time.

         "Syndication Date" means the earlier of (a) the date notice is delivered to Borrower informing Borrower that the Commitment has increased to an amount not to exceed $2,000,000,000 and is available to be drawn as designated by Borrower or (b) December 31, 1997; provided, however, that no more than one such syndication shall occur during such period.

         "Termination Event" means, with respect to the Borrower, any of its Subsidiaries or any Plan, (a) a Reportable Event, (b) the withdrawal from a Plan during a Plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or appoint a trustee to administer a Plan, (e) the failure to comply with the minimum funding requirements of ERISA with respect to any Plan, or (f) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Total Debt" means, as of any date of determination, determined for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum (without duplication) of (a) all principal and interest owing under the Loan Documents, (b) all Indebtedness evidenced by a promissory note or otherwise representing borrowed money, (c) all Capitalized Lease Obligations and (d) all Guaranties.

         "Unrestricted Subsidiary" means those Subsidiaries designated as Unrestricted Subsidiaries on Schedule 7, any entity acquired by an Investment after the Agreement Date to the extent permitted pursuant to Section 7.3(h) hereof and if it complies with Section 5.12 hereof, Eller and each direct or indirect subsidiary of Eller. An Unrestricted Subsidiary may become a Restricted Subsidiary and subject to the provisions hereof by becoming a party to the Subsidiary Guaranty.

         "Weighted Average Life to Maturity" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument by the amount of such principal payment by (ii) the sum of all such principal payments.

         Section 1.2 Amendments and Renewals. Each definition of an agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders.

         Section 1.3 Construction. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein. To the extent that a material change in GAAP occurs after the Agreement Date, the Borrower and Lenders agree to negotiate in good faith to effect conforming changes to the financial covenants set forth in
Article 7 hereof.

                                   ARTICLE 2

                                    Advances

         Section 2.1      The Advances.

         (a) Revolving Credit Advances. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time up to and including the Maturity Date in an aggregate amount not to exceed its Specified Percentage of the Commitment less its Specified Percentage of the Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) for the purposes set forth in Section 5.9 hereof. Subject to Section 2.8 hereof, Advances may be repaid and then reborrowed. Any Revolving Credit Advance shall, at the option of the Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances, subject to availability and to the provisions of
Article 9 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding to any Lender, at any one time, more than ten LIBOR Advances. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the principal amount of all outstanding Revolving Credit Advances, Bid Rate Advances and Reimbursement Obligations plus the principal amount of Indebtedness guaranteed by the Borrower pursuant to the NationsBank Guaranty exceed the Commitment. On the Maturity Date unless sooner paid as provided herein, the outstanding Revolving Credit Advances shall be repaid in full.

         (b) Bid Rate Advances. Each Lender may, in its sole discretion and on the terms and conditions set forth in this Agreement, make Bid Rate Advances to the Borrower from time to time in an aggregate amount not in excess of the difference between (i) the Commitment minus (ii) the sum of (A) the aggregate outstanding principal amount for all Revolving Credit Advances, plus
(B) the aggregate outstanding principal amount of all Bid Rate Advances, plus
(C) the amount of all Reimbursement Obligations, plus (D) the principal amount of Indebtedness guaranteed by the Borrower pursuant to the NationsBank Guaranty. Notwithstanding anything in the preceding sentence to the contrary, Bid Rate Advances may not exceed $750,000,000 in the aggregate at any time. Each Bid Rate Advance shall be for a period for not less than 7 days and not more than 90 days. The Borrower may not request any Bid Rate Advances unless the Index Debt Rating is the following or better: BBB- from S&P or Baa3 from Moody's. Bid Rate Advances may not be prepaid without the prior written consent of the Lender making such Bid Rate Advances.

             Section 2.2      Manner of Borrowing and Disbursement.

         (a) In the case of Base Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender at least one Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Base Rate Advance hereunder. Notice shall be given to the Administrative Lender prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by Lenders.

         (b) In the case of LIBOR Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender at least three Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a LIBOR Advance hereunder. Notice shall be given to the Administrative Lender prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to availability and to Article 9 hereof. For LIBOR Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date or prohibit or impair the Borrower's ability to comply with Section 2.8 hereof.

         (c) Subject to Sections 2.1 and 2.9 hereof, at least three Business Days prior to each Payment Date for a LIBOR Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Lender irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such LIBOR Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (ii) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (iii) is to be repaid and not reborrowed; provided, however, notwithstanding anything in this Agreement to the contrary, if on any Payment Date a Default shall exist, such LIBOR Advance may only be reborrowed as a Base Rate Advance. Upon such Payment Date, such LIBOR Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

         (d) Subject to Sections 2.1 and 2.9 hereof, upon at least one Business Day irrevocable prior written notice (or three Business Days if the Borrower wishes to reborrow a LIBOR Advance), through an Authorized Signatory, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), the Borrower may repay a Base Rate Advance, and (i) reborrow all or a portion of the principal amount thereof as a Base Rate Advance, (ii) reborrow all or a portion of the principal amount thereof as one or more LIBOR Advances, or (iii) not reborrow all or any portion of such Base Rate Advance. Upon such Payment Date or date of repayment, such Base Rate Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

         (e) The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $5,000,000 and which is an integral multiple of $100,000.

         (f) The Administrative Lender shall promptly notify the Lenders of each notice (other than with respect to a Bid Rate Advance) received from the Borrower pursuant to this Section. Failure of the Borrower to give any notice in accordance with Section 2.2(c) hereof shall result in a repayment of any such existing LIBOR Advance on the applicable Payment Date by a Refinancing Advance which is a Base Rate Advance. Each Lender shall, not later than noon, Dallas, Texas time, on the date of any Revolving Credit Advance that is not a Refinancing Advance, deliver to the Administrative Lender, at its address set forth herein, such Lender's Specified Percentage of such Revolving Credit Advance in immediately available funds in accordance with the Administrative Lender's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Revolving Credit Advance hereunder, the Administrative Lender shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Lender by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Lender. All Revolving Credit Advances shall be made by each Lender according to its Specified Percentage. No Lender shall be relieved of its obligation to fund its Specified Percentage of any Revolving Credit Advance notwithstanding the fact that at any time the aggregate outstanding principal amount of all Bid Rate Advances made by such Lender exceed its Specified Percentage of the Commitment.

         (g)     Bid Rate Advances

                 (i) In the case of Bid Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender (which shall promptly notify the Lenders) prior to 12:00 noon, Dallas, Texas time, at least one Business Day prior to the proposed borrowing, irrevocable written notice of its intention to borrow a Bid Rate Advance. Each Bid Rate Advance request shall be subject to a non-refundable $500.00 processing fee payable to the Administrative Lender by the Borrower regardless of whether such Bid Rate Advance is funded. Such notice of borrowing shall specify (i) the requested funding date, which shall be a Business Day, (ii) the aggregate amount of the proposed Bid Rate Advances, (iii) the Interest Period selected by the Borrower, provided that no Interest Period shall extend past the Maturity Date and (iv) any other terms applicable thereto.

                 (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Advances to the Borrower as part of such proposed borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by making a written quote to the Administrative Lender (which shall give prompt notice thereof to the Borrower) before 9:30 a.m., Dallas, Texas time, on the date of such proposed borrowing, setting forth the minimum amount and maximum amount of each Bid Rate Advance which such Lender would be willing to make as part of the proposed borrowing (which amounts may exceed such Lender's Specified Percentage of the Commitment) and the rate or rates of interest therefor and the Interest Period therefor. If NationsBank of Texas, N.A. elects to offer to make one or more Bid Rate Advances, it shall deliver its written quote with respect to the proposed borrowing to the Borrower prior to the Administrative Lender's receipt of any other Lender's written quote for such proposed borrowing. The Administrative Lender shall notify the Borrower of each written quote provided by each Lender with respect to the proposed borrowing before 10:00 a.m., Dallas, Texas, on the date of such proposed borrowing. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Lender before 9:30 a.m., Dallas, Texas time, on the date of such proposed borrowing, and such Lender shall not make any Bid Rate Advance as part of such borrowing. If any Lender shall fail to respond to the Administrative Lender by such time, such Lender shall be deemed to have elected not to make an offer.

                 (iii) The Borrower shall, in turn, before 10:30 a.m., Dallas, Texas time, on the date of such proposed borrowing either

                          (A) cancel such proposed borrowing by giving the Administrative Lender notice to that effect, or

                          (B) accept one or more of the offers made by any Lender or Lenders pursuant to clause (ii) above, in its sole discretion, by giving notice to the Administrative Lender of the amount of each Bid Rate Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, for which notification was given to the Borrower by the Administrative Lender on behalf of such Lender for such Bid Rate Advance pursuant to clause (ii) above) to be made by each Lender as part of such borrowing, and reject any remaining offers made by the Lenders pursuant to clause (ii) above by giving the Administrative Lender notice to that effect.

                 (iv) If the Borrower notifies the Administrative Lender that such proposed borrowing is cancelled pursuant to clause (iii)(A) above, the Administrative Lender shall give prompt notice thereof to the Lenders and such borrowing shall not be made.

                 (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to clause (iii)(B) above, the Administrative Lender shall in turn promptly notify each Lender of the date, rate of interest, and amount of each Bid Rate Advance and the Lender making such Advance.

         Section 2.3      Interest.

         (a)     On Base Rate Advances.

                 (i) The Borrower shall pay interest on the outstanding unpaid principal amount of each Base Rate Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a simple interest rate per annum equal to the Base Rate Basis as in effect from time to time, provided that interest on Base Rate Advances shall not exceed the Maximum Amount. If at any time the Base Rate Basis would exceed the Highest Lawful Rate, interest payable on Base Rate Advances shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on such Advances equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

                 (ii) Interest on each Base Rate Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

         (b)     On LIBOR Advances.

                 (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a rate per annum equal to the LIBOR Basis for such Advance. The Administrative Lender, whose determination shall be conclusive, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower and the Lenders of such LIBOR Basis.

                 (ii) Subject to Section 11.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such Advance exceeds three months, interest shall also be due and payable in arrears on each Quarterly Date during such Interest Period.

         (c) On Bid Rate Advances. The Borrower shall pay interest on the outstanding unpaid principal amount of each Bid Rate Advance at a per annum rate equal to the interest rate agreed to by the Borrower and the Lender making such Bid Rate Advance pursuant to Section 2.2(g) hereof. Interest on each Bid Rate Advance shall be computed and shall be payable at such times as agreed upon between the Borrower and the Lender making such Advance pursuant to
Section 2.2(g) hereof.

         (d) Interest if No Notice of Selection of LIBOR Basis or Interest Period. If the Borrower fails to give the Administrative Lender timely notice of its selection of a LIBOR Basis for a LIBOR Advance, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded due to the fault of the Borrower, the Base Rate Basis shall apply to the applicable Advance. If the Borrower fails to give the Administrative Lender timely notice of its selection of an Interest Period for a LIBOR Advance, a one-month Interest Period shall apply to the applicable Advance.

         (e) Interest After an Event of Default. (i) After an Event of Default (other than an Event of Default specified in Section 8.1(f) or (g) hereof) and during any continuance thereof, at the option of Determining Lenders, and (ii) after an Event of Default specified in Section 8.1(f) or (g) hereof and during any continuance thereof, automatically and without any action by the Administrative Lender or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand, the Maturity Date or upon the occurrence of an Event of Default specified in Section 8.1(f) or 8.1(g) hereof, immediately, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Determining Lenders) of the applicable Event of Default, (ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Documents, or to give notice to the Borrower of the decision to charge interest at the Default Rate. The Lenders will undertake to notify the Borrower, after the effective date, of the decision to charge interest at the Default Rate, but any failure to do so will not affect the application of such rate.

         Section 2.4      Fees.

         (a) Commitment Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a commitment fee on the daily average unborrowed balance of the Commitment based on the following schedule:

                                                                                 Per Annum
                           Applicability                                         Percentage
                           -------------                                         ----------
(i)      If the Leverage Ratio is not less than 4.5 to 1                           0.2500

(ii)     If the Leverage Ratio is less than 4.5 to 1 but is not                    0.1875
         less than 3.5 to 1

(iii)    If the Leverage Ratio is less than 3.5 to 1                               0.1250

         The commitment fee shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by the Leverage Ratio. Except as set forth in the last sentence hereof, any such increase or reduction in such fee shall be effective on the third Business Day following the date of receipt of the applicable financial statements. If financial statements of the Borrower setting forth the Leverage Ratio are not received by the Administrative Lender by the date required pursuant to

Section 6.1 hereof, the commitment fee shall be determined as if the Leverage Ratio is not less than 4.5 to 1 until such time as such financial statements are received. For the last fiscal quarter of any fiscal year of the Borrower, the Borrower may provide its unaudited financial statements, subject only to year-end adjustments, for the purpose of adjusting the commitment fee. Notwithstanding anything above to the contrary, if the compliance certificate required to be delivered pursuant to Section 7.5(b) hereof, prior to any proposed acquisition, indicates that the Leverage Ratio after giving effect to the proposed acquisition would result in an adjustment of the commitment fee, such fee shall be increased or decreased, as the case may be, as of the date of such acquisition.

         The commitment fee shall be (i) payable in arrears on each Quarterly Date and the Maturity Date, fully earned when due and, subject to Section 11.9 hereof, nonrefundable when paid and (ii) subject to Section 11.9 hereof, computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. For purposes of calculating the commitment fee only, (i) undrawn portions of Letters of Credit outstanding from time to time will reduce the unused portion of the Commitment and (ii) outstanding Bid Rate Advances shall not reduce the unused portion of the Commitment.

         (b) Facility Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay directly to each Lender a facility fee in the amount provided for in a facility fee letter between the Borrower and each Lender. Such fee shall be payable on the Agreement Date, fully earned when due and, subject to Section
11.9 hereof, nonrefundable when paid.

         (c) Administrative Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Lender, for its account and not the account of the Lenders, a quarterly administrative fee as provided in a fee letter between the Borrower and the Administrative Lender.

         Section 2.5      Prepayment.

         (a) Voluntary Prepayments. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty and, upon two Business Days' prior telephonic notice (to be promptly followed by written notice), and any LIBOR Advance may be prepaid, subject to the penultimate sentence of this Section upon three Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Lender. LIBOR Advances may be voluntarily prepaid only so long as the Borrower concurrently reimburses the Lenders in accordance with
Section 2.9 hereof.  Any notice of prepayment shall be irrevocable.

         (b) Mandatory Prepayment. On or before the date of any reduction of the Commitment, the Borrower shall prepay applicable outstanding Advances in an amount necessary to reduce the sum of outstanding Advances and Reimbursement Obligations to an amount less than or equal to the Commitment as so reduced. The Borrower shall first prepay all Base Rate Advances, shall thereafter prepay LIBOR Advances, and finally prepay Bid Rate Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof.

         (c) Prepayments from Sales of Assets and Equity. Concurrently with the receipt of Net Cash Proceeds from the sale or disposition by the Borrower, any Restricted Subsidiary, or if Eller becomes an Unrestricted Subsidiary, Eller, of (i) any (A) asset in which the Net Cash Proceeds from the sale or disposition thereof exceeds $100,000 and (B) assets sold or disposed of during any fiscal year in which the aggregate Net Cash Proceeds previously received during such fiscal year from sales or dispositions of all assets exceeds $1,000,000, the Borrower shall first prepay all Base Rate Advances, shall thereafter prepay LIBOR Advances, and finally prepay Bid Rate Advances in a principal amount equal to (y) in the case of clause (A) above, all Net Cash Proceeds from such sale or disposition and (z) in the case of clause (B) above, the amount that the aggregate Net Cash Proceeds received during any such fiscal year exceeds $1,000,000, or (ii) any Equity, the Borrower shall prepay Advances in the same order as provided in clause (i) above, in a principal amount by which 50% of the aggregate Net Cash Proceeds in excess of $200,000,000 are received by the Borrower and its Restricted Subsidiaries after the Agreement Date from the sale or disposition of Equity.

         (d) Prepayments from Issuance of Institutional Debt. Concurrently with the receipt of Net Cash Proceeds from the issuance of Institutional Debt by the Borrower, the Borrower shall prepay first all Base Rate Advances, shall thereafter prepay LIBOR Advances, and finally prepay Bid Rate Advances in a principal amount equal to such Net Cash Proceeds.

         (e) Prepayments, Generally. Any prepayment of an Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial prepayment of a Base Rate Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000. Any voluntary partial prepayment of a LIBOR Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000, and to the extent that any prepayment of a LIBOR Advance is made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. Following the Amortization Date, prepayments shall be applied to the mandatory reductions of the Commitment pursuant to Section 2.6(b) hereof in inverse order.

              Section 2.6      Reduction and Change of Commitment.

         (a) Voluntary Reduction. The Borrower shall have the right, upon not less than 3 Business Days' notice (provided no notice shall be required for a termination in whole of the Commitment) by an Authorized Signatory to the Administrative Lender (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Commitment, in whole or in part. Each partial termination shall be in an aggregate amount which is at least $5,000,000 and which is an integral multiple of $100,000, and no voluntary reduction in the Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period. Notwithstanding anything herein to the contrary, in no event shall the Borrower have the right to reduce the Commitment to an amount less than the aggregate outstanding Reimbursement Obligations.

         (b) Mandatory Reduction. The Commitment shall be automatically reduced (i) by the amount of any amount prepaid or required to be prepaid pursuant to Section 2.5(b) hereof, (ii) if a Default or Event of Default exists or would exist as a result of the sale or disposition of assets, by the amount of aggregate Net Cash Proceeds received by the Borrower and its Subsidiaries after the Agreement Date from the sale and disposition of assets referred to in
Section 2.5(c) hereof and which are required to be used to prepay Advances as provided therein, (iii) if a Default or Event of Default exists, by the amount of aggregate Net Cash Proceeds received by the Borrower and its Subsidiaries after the Agreement Date from the sale or disposition of Equity referred to in
Section 2.5(c) hereof, and (iv) if a Default or Event or Default exists or would exist as a result of the issuance of Institutional Debt, by the amount of any amount prepaid or required to be prepaid pursuant to Section 2.5(d) hereof. Notwithstanding anything herein to the contrary, in no event shall the Borrower reduce the Commitment to an amount less than the aggregate outstanding Reimbursement Obligations.

         (c) Amortization. The Commitment shall be automatically and permanently reduced on each date set forth below until the Commitment has been reduced to zero:

Period                               Reduction Amount
------                               ----------------
September 30, 2000                   $ 43,750,000

December 31, 2000                    $ 43,750,000

March 31, 2001                       $ 54,687,500

June 30, 2001                        $ 54,687,500

September 30, 2001                   $ 54,687,500

December 31, 2001                    $ 54,687,500

March 31, 2002                       $ 76,562,500

June 30, 2002                        $ 76,562,500

September 30, 2002                   $ 76,562,500

December 31, 2002                    $ 76,562,500

March 31, 2003                       $109,375,000

June 30, 2003                        $109,375,000

September 30, 2003                   $109,375,000

December 31, 2003                    $109,375,000

March 31, 2004                       $109,375,000

June 30, 2004                        $109,375,000

September 30, 2004                   $109,375,000

December 31, 2004                    $109,375,000

March 31, 2005                       $131,250,000

June 30, 2005                        $131,250,000

         (d) General Requirements. Upon any reduction of the Commitment pursuant to Section 2.6(b), the Borrower shall immediately make a repayment of applicable Advances in accordance with Section 2.5(b) hereof. The Borrower shall reimburse each Lender for any loss or out-of-pocket expense incurred by each Lender in connection with any such payment, as set forth in Section 2.9 hereof. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Commitment may not be increased or reinstated.

         Section 2.7 Non-Receipt of Funds by the Administrative Lender. Unless the Administrative Lender shall have been notified by a Lender prior to the date of any proposed Revolving Credit Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Revolving Credit Advance available to the Administrative Lender, the Administrative Lender may assume that such Lender has made such proceeds available to the Administrative Lender on such date, and the Administrative Lender may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Lender by such Lender, the Administrative Lender shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Lender receives such amount from the Lender, with interest thereon if paid by such Lender,at a per annum rate equal to the Federal Funds Rate, and if paid by the Borrower, at the applicable Base Rate Basis. No Lender shall be liable for any other Lender's failure to fund a Revolving Credit Advance hereunder.

         Section 2.8 Payment of Principal of Advances. The Borrower agrees to pay the principal amount of the Advances to the Administrative Lender for the account of the Lenders as follows:

         (a) End of Interest Period. The principal amount of each LIBOR Advance and Bid Rate Advance hereunder shall be due and payable on its Payment Date, which principal payment may be made by means of a Refinancing Advance.

         (b) Commitment Reduction. On the date of reduction of the Commitment pursuant to Section 2.6 hereof, including the Maturity Date, the aggregate amount of the Advances outstanding on such date of reduction in excess of the Commitment as reduced minus all outstanding Reimbursement Obligations shall be due and payable, which principal payment may not be made by means of Refinancing Advances.

         (c) Maturity Date. The principal amount of the Advances, all accrued interest and fees thereon, and all other Obligations, shall be due and payable in full on the Maturity Date.

         Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance or Bid Rate Advance which is at a fixed rate after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (b) any prepayment for any reason of any LIBOR Advance in whole or in part (including a prepayment pursuant to Sections 2.5(c), 2.5(d) and 9.3(b) hereof), the Borrower agrees to pay to any such Lender, upon its demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be binding and conclusive. Such losses shall include, without limiting the generality of the foregoing, lost profits and reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. Upon request of the Borrower, such Lender shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

         Section 2.10     Manner of Payment.

         (a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 1:00 p.m. (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Lender at the Administrative Lender's office, in lawful money of the United States of America constituting immediately available funds.

         (b) If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

         (d) Each payment by the Borrower in respect of obligations relating to the Revolving Credit Advance and the Letters of Credit (whether for principal, interest, fees or otherwise) shall be made to the Administrative Lender for the account of the Lenders pro rata in accordance with their respective Specified Percentages. Each payment by the Borrower in respect of obligations related to Bid Rate Advances (whether for principal, interest, fees or otherwise) shall be made to the Administrative Lender for the account of each Lender holding such Bid Rate Advance. Notwithstanding anything in this
Section 2.10(d) or any other provision of this Agreement or any other Loan Document to the contrary, any payment by the Borrower in respect of any Advances after acceleration of the Advances pursuant to Section 8.2 or any monies received by the Administrative Lender as a result of the exercise of remedies under any Loan Documents after acceleration of the Advances pursuant to Section 8.2 shall be distributed pro rata to each Lender based on the percentage that the outstanding Advances and Reimbursement Obligations owed to such Lender bears to the aggregate Advances and Reimbursement Obligations owed to all Lenders after the payment of the Administrative Lender's expenses incurred on behalf of the Lenders then due and payable.

         Section 2.11 LIBOR Lending Offices. Each Lender's initial LIBOR Lending Office is set forth opposite its name in Schedule 1 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 9.2 or 9.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

         Section 2.12 Sharing of Payments. Any Lender obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Revolving Credit Advances or Reimbursement Obligations in excess of its Specified Percentage of all payments made by the Borrower with respect to Revolving Credit Advances or Reimbursement Obligations shall purchase from each other Lender such participation in the Revolving Credit Advances or Reimbursement Obligations made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified Percentages with each other Lender which is not in default of its obligations hereunder with respect to such Revolving Credit Advance or Reimbursement Obligations; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, provided, further that after an Event of Default, such payments will be shared pro rata among all Lenders based on the total amount of all Advances or Reimbursement Obligations outstanding. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.13 Calculation of LIBOR Rate. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

         Section 2.14 Booking Loans. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any Affiliate.

         Section 2.15     Taxes.

         (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Lender, taxes imposed on its overall net income, and franchise taxes imposed on it (including interest and penalties imposed thereon), by the jurisdiction under the laws of which such Lender or the Administrative Lender (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Lender, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Lender and the Administrative Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Lender (as the case may be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or the Administrative Lender, provided, however, that the Borrower shall have no obligation to indemnify such Lender or the Administrative Lender (i) unless notice has been given by such Lender or the Administrative Lender, as applicable, in a time sufficient to afford the Borrower, in good faith, a reasonable opportunity to contest such payment by such Lender or the Administrative Lender, provided such opportunity to contest exists under Applicable Law, and (ii) until such Lender or the Administrative Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis of the Borrower's obligation to indemnify such Lender or the Administrative Lender pursuant to this Section 2.15. This indemnification shall be made within 30 days from the date such Lender or the Administrative Lender (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Lender the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Administrative Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Lender, in either case stating that such payment is exempt from or not subject to Taxes, provided, however, that such certificate or opinion need only be given if: (i) the Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 2.15 the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

         (e) Each Lender which is not a United States Person hereby agrees that:

                 (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to Section
         11.06 after the Agreement Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Administrative Lender, with a copy to the Administrative Lender:

                 (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"),

                 (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001").

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

                 (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower through the Administrative Lender, with a copy to the Administrative Lender, in replacement for the forms previously delivered by it hereunder:

                 (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

                 (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

                 (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Lender with a copy to the Administrative Lender, two
         (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender; and

                 (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

         (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

         (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

         (h) Each Lender (and the Administrative Lender with respect to payments to the Administrative Lender for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's lending office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 2.15; provided, however, the Lenders and the Administrative Lender shall not be obligated by reason of this Section 2.15(h) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning.

         Section 2.16     Letters of Credit.

         (a) The Letter of Credit Facility. The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, letters of credit, including the Existing Letters of Credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day from the date of the initial Advance until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed at any time outstanding the lesser of (i) $200,000,000 (the "Letter of Credit Facility"), and (ii) the difference of (A) the Commitment minus (B) the aggregate principal amount of Advances then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) the Maturity Date or (ii) one year after the date of issuance thereof. Immediately upon the issuance of each Letter of Credit (or, with respect to the Existing Letters of Credit, upon satisfaction of the conditions set forth in Sections 3.1 and 3.2 of this Agreement), the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) such Lender's Specified Percentage of the Commitment times (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this
Section 2.16(a), repay any Advances resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of Credit under this Section 2.16(a). During the term of this Agreement, provided that no Default or Event of Default then exists and subject to the same conditions for the issuance of a Letter of Credit set forth in Section 3.2 hereof, the Issuing Bank may at the Borrower's option, automatically renew any expiring Letters of Credit for a period of time not to exceed the earlier of (x) five
(5) days prior to the Maturity Date or (y) one year after the date of issuance thereof.

         (b) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Lender and each Lender prompt notice thereof by telex, telecopier or cable. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Agreement"), provided that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, specifying therein, the requested (A) date of such issuance (which shall be a Business Day), (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) form of such Letter of Credit and (F) such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank shall, subject to this Section 2.16(b), upon fulfillment of the applicable conditions set forth in Article 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in Section 11.1 or as otherwise agreed with the Borrower in connection with such issuance.

         (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Revolving Credit Advance, which shall bear interest at the applicable Base Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article 3 hereof). In the event that a drawing under any Letter of Credit is not reimbursed by the Borrower by 11:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Bank shall promptly notify Administrative Lender and each other Lender. Each such Lender shall, on the first Business Day following such notification, make an Revolving Credit Advance, which shall bear interest at the applicable Base Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's Revolving Credit Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article 3 hereof) and shall make available to the Administrative Lender for the account of the Issuing Bank, by deposit at the Administrative Lender's office, in same day funds, the amount of such Revolving Credit Advance. In the event that any Lender fails to make available to the Administrative Lender for the account of the Issuing Bank the amount of such Revolving Credit Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

         (d) Increased Costs. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or (ii) impose on the Issuing Bank or any Lender any other condition regarding this Agreement or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be, in the reasonable opinion of the Issuing Bank or any Lender, to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing any participation therein or making any Advance pursuant to Section 2.16(c) ("Increased Letter of Credit Costs"), then, upon demand by the Issuing Bank or such Lender, the Borrower shall, subject to Section 11.9 hereof, pay to the Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender for such Increased Letter of Credit Costs. Notwithstanding the foregoing, any demand for Increased Letter of Credit Costs shall not include any Letter of Credit costs with respect to any period more than 180 days prior to the date that the Issuing Bank or any Lender gives notice to the Borrower of such Increased Letter of Credit Costs unless the effective date of the condition which results in the right to received Increased Letter of Credit Costs is retroactive (the "Increased Letter of Credit Costs Retroactive Effective Date"). If any Increased Letter of Credit Costs has an Increased Costs Letter of Credit Retroactive Effective Date and the Issuing Bank or any Lender demands compensation within 180 days after the date setting the Increased Letter of Credit Costs Effective Date (the "Increased Letter of Credit Costs Set Date"), the Issuing Bank or such Lender, as appropriate, shall have the right to receive such Increased Letter of Credit Costs from the Increased Letter of Credit Retroactive Effective Date. If the Issuing Bank or a Lender does not demand such Increased Letter of Credit Costs within 180 days after the Increased Letter of Credit Costs Set Date, the Issuing Bank or such Lender, as appropriate, may not receive payment of Increased Letter of Credit Costs with respect to any period more than 180 days prior to such demand. A certificate as to the amount of such increased cost, submitted to the Borrower by the Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be conclusive and binding for all purposes, absent demonstrable error. The obligations of the Borrower under this Section 2.16(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this Section 2.16(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of the Issuing Bank or such Lender, be otherwise disadvantageous.

         (e) Obligations Absolute. The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Advance pursuant to Section 2.16(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                 (i) any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.16(c) or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                 (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

                 (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except to the extent that any payment by the Issuing Bank against any such statement or other document shall be as a result of the Issuing Bank's gross negligence or willful misconduct;

                 (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct;

                 (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.16(c); or

                 (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's Bank gross negligence or wilful misconduct.

         (f)     Compensation for Letters of Credit.

                 (i) Credit Fees. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Lender for the account of each Lender a credit fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) on the average daily amount available for drawing under all outstanding Letters of Credit (computed, subject to Section 11.9 hereof, on the basis of a 365-day year for the actual number of days elapsed) at the following per annum percentages, applicable in the following situations:

                                                                              Percentage
                                                                              ----------
                              Applicability
                              -------------
(i)      If the Leverage Ratio is not less than 6.00 to 1                       1.0000

(ii)     If the Leverage Ratio is less than 6.00 to 1 but is not less than      0.8750
         5.75 to 1

(iii)    If the Leverage Ratio is less than 5.75 to 1 but is not less than      0.7500
         5.50 to 1

(iv)     If the Leverage Ratio is less than 5.50 to 1 but is not less than      0.6250
         5.00 to 1

(v)      If the Leverage Ratio is less than 5.00 to 1 but is not less than      0.5000
         4.50 to 1

(vi)     If the Leverage Ratio is less than 4.50 to 1 but is not less than      0.4000
         4.00 to 1

(vii)    If the Leverage Ratio is less than 4.00 to 1 but is not less than      0.3250
         3.50 to 1

(xiii)   If the Leverage Ratio is less than 3.50 to 1 but is not less than      0.2500
         3.00 to 1

(ix)     If the Leverage Ratio is less than 3.00 to 1                           0.2250

                 (ii) Adjustment of Credit Fee. The credit fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as applicable and as set forth in the table in (i) above, on a quarterly basis according to the performance of the Borrower as tested by the Leverage Ratio. Except as set forth in the last sentence hereof, any such increase or reduction in such fee shall be effective on the third Business Day following the date of receipt of the applicable financial statements. If financial statements of the Borrower setting forth the Leverage Ratio are not received by the Administrative Lender by the date required pursuant to Section 6.1 hereof, the fee payable in respect of the Letters of Credit shall be determined as if the Leverage Ratio is not less than 6.0 to 1 until such time as such financial statements are received. For the last fiscal quarter of any fiscal year of the Borrower, the Borrower may provide its unaudited financial statements, subject only to year-end adjustments, for the purpose of adjusting the Letter of Credit fee. Notwithstanding anything above to the contrary, if the compliance certificate required to be delivered pursuant to Section 7.5(b) hereof, prior to any proposed acquisition, indicates that the Leverage Ratio after giving effect to the proposed acquisition would result in an adjustment of the Letter of Credit fee, such fee shall be increased or decreased, as the case may be, as of the date of such acquisition.

                 (iii) Issuance Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Lender, for the sole account of the Issuing Bank, an issuance fee of $500 on the date of issuance of each Letter of Credit.

         (g)     L/C Cash Collateral Account.

                 (i) Upon the occurrence of an Event of Default and demand by the Administrative Lender pursuant to Section 8.2(c), other than an Event of Default pursuant to Section 8.1(f) or 8.1(g) hereof upon such event the referenced sums will become immediately due and payable without further action by the Administrative Lender, the Borrower will promptly pay to the Administrative Lender in immediately available funds an amount equal to 100% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Lender shall be deposited by the Administrative Lender in a deposit account maintained by the Issuing Bank (the "L/C Cash Collateral Account").

                 (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Lender (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Lender's favor (for the benefit of the Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Lender and the Borrower shall have no right to withdraw or to cause the Administrative Lender to withdraw any funds deposited in the L/C Cash Collateral Account except as otherwise provided in Section 2.16(g)(iii). At any time and from time to time, upon the Administrative Lender's request, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Lender's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than the Lien granted under this paragraph (ii) and Liens arising by operation of Law and not by contract which secure amounts not yet due and payable.

                 (iii) The Administrative Lender shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that the Borrower shall fail directly to pay such Reimbursement Obligations, (B) after the Maturity Date, apply any proceeds remaining in the L/C Cash Collateral Account first to pay any unpaid Obligations then outstanding hereunder and then to refund any remaining amount to the Borrower, and (C) provided no Default or Event of Default shall be in existence, return any funds in the L/C Cash Collateral Account to the Borrower.

                 (iv) The Borrower, no more than once in any calendar month, may direct the Administrative Lender to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrower, the Administrative Lender shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Lender's name for the account of the Lenders. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Lender and the Lenders harmless from any and all such losses and taxes. Administrative Lender may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligation then due and payable, as the case may
         be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Lender) as a result of such application.

                 (v) The Borrower shall pay to the Administrative Lender the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account in an amount not to exceed $1,000 in aggregate per calendar year.


                                   ARTICLE 3

                              Conditions Precedent

         Section 3.1 Conditions Precedent to Closing and the Initial Advance and the Letters of Credit. The obligation of each Lender to sign this Agreement and to make the initial Advance and the obligation of the Issuing Bank to issue the initial Letter of Credit is subject to receipt by the Administrative Lender of each of the following, in form and substance satisfactory to the Administrative Lender, with a copy (except for the notes) for each Lender:

         (a) a loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying that no Default or Material Adverse Effect, except as listed in
Schedule 11 hereto, has occurred since the last financial statements delivered to the Lenders prior to the Agreement Date with respect to the Borrower and its Subsidiaries on a consolidated basis, certifying the Borrower is in compliance with all covenants in the Agreement, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the Articles of Incorporation of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the By-Laws of the Borrower, as in effect on the Agreement Date (or a certification that there has been no change thereto from such form provided in connection with the Existing Credit Agreement), (iii) a copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement, the Revolving Credit Notes, the Bid Rate Notes, and the other Loan Documents to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and each state in which it is or should be qualified to do business;

         (b) a certificate of an officer or general partner acceptable to the Lenders of each Restricted Subsidiary, certifying as to the incumbency of the officers or partners signing the Loan Documents to which it is a party, and including (i) a copy of its Articles of Incorporation, certified as true, complete and correct by the secretary of state of its state of incorporation or a copy of the partnership agreement, as the case may be, (ii) with respect to any Restricted Subsidiary that is a corporation, a copy of its By-Laws, as in effect on the Agreement Date (or a certification that there has been no change thereto from such form provided in connection with the Existing Credit Agreement), (iii) with respect to any Restricted Subsidiary that is a corporation, a copy of the resolutions authorizing it to execute, deliver and perform the Loan Documents to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation or organization and each state in which it is or should be qualified to do business;

         (c) duly executed Revolving Credit Notes, payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Commitment;

         (d) duly executed Bid Rate Notes, payable to the order of each Lender in the principal amount of $750,000,000;

         (e) a duly executed and completed Subsidiary Guaranty, dated as of the Agreement Date executed by each Restricted Subsidiary listed on Schedule 13 hereto;

         (f) an opinion of counsel and of FCC counsel to the Borrower and its Restricted Subsidiaries addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement Date;

         (g) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries, and meeting the requirements of
Section 5.5 hereof;

         (h) reimbursement for Administrative Lender for Special Counsel's reasonable fees and expenses rendered through the date hereof;

         (i) evidence that all corporate or organizational proceedings of the Borrower and its Restricted Subsidiaries taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Lender, Special Counsel or any Lender may reasonably request in connection with such transactions;

         (j) copies of the following consolidated and consolidating financial statements for the Borrower and its Subsidiaries, as of and for the period ended December 31, 1996: (i) consolidated and consolidating balance sheets as of the end of such period, and (ii) consolidated and consolidating statements of income and changes in cash for such period; which financial statements shall set forth in comparative form figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified by an Authorized Signatory to the best of his knowledge to be complete and correct and prepared in accordance with GAAP (other than footnotes thereto), subject to year-end adjustment;

         (k) the facility fee for the account of each Lender as required pursuant to Section 2.4(b) hereof;

         (l) all Indebtedness owing by the Borrower under the Existing Credit Agreement shall have been refinanced in full;

         (m) evidence that the Eller acquisition, pursuant to the Eller Acquisition Documents, shall have been completed simultaneously with this Agreement and that Eller and each of Eller's subsidiaries are Restricted Subsidiaries of the Borrower;

         (n) delivery by the Borrower of fully executed copies of each of the Eller Acquisition Documents;

         (o) delivery of evidence that the Existing Eller Credit Agreement will have been paid-in-full and that such agreement has been terminated;

         (p) delivery of all collateral pledged under the Existing Eller Credit Agreement to Administrative Lender, executed UCC termination statements for each UCC filing under such agreement and a general release of all liens under such agreement;

         (q) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Lender or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Borrower or any Restricted Subsidiary, and the enforceability of and security for the Obligation; and

         (r) there shall be no Default or Event of Default under any of the Loan Documents both before and after giving effect to the initial Advance.

         Section 3.2 Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance (including the initial Advance) and the obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) hereunder is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance or issuance:

         (a) With respect to Advances (other than Refinancing Advances that are Refinancing Advances of Revolving Credit Advances) and each issuance of a Letter of Credit, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance or issuance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or issuance;

         (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Lender. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or issuance, is received by the Administrative Lender from the Borrower prior to the making of such Advance or issuance;

         (c) There shall not exist a Default hereunder, with respect to Advances (other than Refinancing Advances that are Refinancing Advances of Revolving Credit Advances) and with respect to issuance of each Letter of Credit, or an Event of Default, with respect to any Refinancing Advance, and, with respect to each Advance (other than a Refinancing Advance that is a Refinancing Advances of a Revolving Credit Advance) and with respect to issuance of each Letter of Credit, the Administrative Lender shall have received written or telephonic certification thereof by an Authorized Signatory (which certification, if telephonic, shall be followed promptly by written certification);

         (d) The aggregate Advances and amount available for draws under Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder;

         (e) The Administrative Lender shall have received all such other certificates, reports, statements or other documents as the Administrative Lender or any Lender may reasonably request; and

         (f) there shall be no Default or Event of Default under any of the Loan Documents both before and after giving effect to any Advance.

         Each request by the Borrower to the Administrative Lender or the Issuing Bank, as appropriate, for an Advance or the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of the making of such Advance or the issuance of such Letter of Credit that all the conditions contained in this
Section 3.2 have been satisfied.

                                   ARTICLE 4

                         Representations and Warranties

         Section 4.1 Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

         (a)     Organization; Power; Qualification.  As of the Agreement Date,
(i) the respective jurisdictions of incorporation and percentage ownership by the Borrower or another Subsidiary of the Subsidiaries listed on Schedule 7 are true and correct and (ii) all Subsidiaries other than Heftel and Radio Data Group, Inc. are Restricted Subsidiaries except as otherwise allowed pursuant to
Section 5.12 hereof. Each of the Borrower and its Restricted Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Borrower and its Restricted Subsidiaries has the corporate or organizational power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Restricted Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         (b) Authorization. The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Borrower and its Restricted Subsidiaries has corporate or organizational power and authority and has taken all necessary corporate or organizational action, as the case may be, to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Borrower or the Restricted Subsidiary executing it. Each of the Loan Documents to which the Borrower and its Restricted Subsidiaries are party is a legal, valid and binding respective obligation of the Borrower or the Restricted Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Restricted Subsidiary).

         (c) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance by the Borrower and its Restricted Subsidiaries of the other Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Borrower or any

Restricted Subsidiary, or under any Necessary Authorization, indenture, agreement or other instrument, to which the Borrower or any Restricted Subsidiary is a party or by which they or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Restricted Subsidiary, except Permitted Liens.

         (d) Business. The Borrower and its Restricted Subsidiaries are engaged solely in the communications and media broadcasting business and activities related thereto (including, without limitation, radio and television broadcasting, print, productions, billboards, power transmission rentals and sales and real property rentals and sales, but only to the extent that such real property rentals and sales arise from the lease or sale of properties previously used by the Borrower or its Restricted Subsidiaries in the communications and media broadcasting business).

         (e) Licenses, etc. All Necessary Authorizations have been duly authorized and obtained, and are in full force and effect. The Borrower and its Restricted Subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof. No Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation.

         (f) Compliance with Law. The Borrower and its Restricted Subsidiaries are in compliance with all Applicable Laws, the violation of which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries have duly and timely filed all reports, statements and filings that are required to be filed by any of them under the Communications Act, and are in all material respects in compliance therewith, including without limitation the rules and regulations of the FCC relating to the operation of television and radio stations. The Borrower and its Restricted Subsidiaries have obtained all appropriate approvals and consents of, and have made all filings with, the FCC in connection with the acquisition and ownership of each of their television and radio stations. No Person has filed or submitted any document or instrument to the FCC challenging or contesting the FCC order approving any assignment of a FCC license to the Borrower or any of its Restricted Subsidiaries.

         (g) Title to Properties. The Borrower and its Restricted Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. No financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Borrower or any of its Restricted Subsidiaries as debtor or covers (or purports to cover) any assets of the Borrower or any of its Restricted Subsidiaries. The Borrower and its Restricted Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

         (h) Litigation. Except as reflected on Schedule 3 hereto, there is no action, suit, investigation or proceeding pending against, or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Restricted Subsidiaries, or in any other manner relating directly and materially adversely to the Borrower, any of its Restricted Subsidiaries, or any of their material properties, including, but not limited to any litigation with respect to these Loan Documents, in any court or before any arbitrator of any kind or before or by any governmental body the result of which could reasonably be expected to require the payment of money by the Borrower or any Restricted Subsidiary in an amount of $500,000 or more in any one such action, suit or proceeding or $2,500,000 or more in the aggregate for all such actions, suits or proceedings.

         (i) Taxes. All federal, state and other tax returns of the Borrower and its Restricted Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, its Restricted Subsidiaries or any of their properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in good faith by appropriate proceedings, with adequate reserves established therefor, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of their taxes are, in the judgment of the Borrower, adequate.

         (j) Financial Statements; Material Liabilities. The Borrower has furnished or caused to be furnished to the Lenders copies of its December 31, 1996, financial statements, which are prepared in good faith and complete in all material respects and present fairly in accordance with GAAP the financial position of the Borrower and its Restricted Subsidiaries as at such dates and the results of operations for the periods then ended, subject to normal year-end adjustments. The Borrower and its Restricted Subsidiaries have no material liabilities, contingent or otherwise, nor material losses, except as disclosed in writing to the Lenders prior to the Agreement Date.

         (k) No Adverse Change. Since December 31, 1996, no event or circumstances has occurred or arisen that could reasonably be expected to have a Material Adverse Effect except as listed on Schedule 11 hereto.

         (l) ERISA. None of the Borrower or its Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Lender in writing. Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. With respect to each Plan of the Borrower and each member of its Controlled Group (other than a Multiemployer
Plan), all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of $100,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No such Plan of the Borrower or any member of its Controlled Group has been terminated nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower or any member of its Controlled Group since the effective date of ERISA. The value of the assets of each Plan (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group equaled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. There are no pending or, to the best of the Borrower's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan, or (ii) the assets of any employee welfare benefit plan within the meaning of Section 3(1) or ERISA, or against any fiduciary thereof with respect to the operation of any such plan. None of the Borrower or any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069. None of the Borrower or any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities. Each of the Borrower and its Controlled Group which maintains a welfare benefit plan within the meaning of
Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder.

         (m) Compliance with Regulations G, T, U and X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances or the Letters of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No assets of the Borrower and its Restricted Subsidiaries are margin stock, and none of the Pledged Stock is margin stock. None of the Borrower and its Restricted Subsidiaries, nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

         (n) Governmental Regulation. The Borrower and its Restricted Subsidiaries are not required to obtain any Necessary Authorization that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FCC or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof (other than any enforcement of remedies by the Administrative Lender on behalf of the Lenders), in accordance with their respective terms, including any borrowings hereunder.

         (o) Absence of Default. The Borrower and its Restricted Subsidiaries are in compliance in all material respects with all of the provisions of their articles of incorporation and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or
(ii) a default by the Borrower or any of its Restricted Subsidiaries under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Restricted Subsidiaries is a party or by which they or any of their material properties is bound.

         (p) Investment Company Act. The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such act.

         (q) Environmental Matters. Neither the Borrower nor any Subsidiary has any actual knowledge or reason to believe that any substance deemed hazardous by any Applicable Environmental Law, has been installed on any real property now owned by the Borrower or any of its Subsidiaries. The Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any Applicable Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries have not obtained and are not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Borrower or any Subsidiary by reason of any Applicable Environmental Laws. The Borrower and its

Subsidiaries undertook, at the time of acquisition of any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice. The Borrower and its Subsidiaries have taken all reasonable steps to determine, and the Borrower and its Subsidiaries have no actual knowledge or reason to believe, after reasonable investigation, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower or any of its Subsidiaries in any manner or quantities which would be deemed a violation of the Applicable Environmental Laws.

         (r) Certain Agreements. The Capitalized Lease Obligations and the Affiliation Agreements have been duly authorized, executed and delivered by the Borrower or its Restricted Subsidiaries, as applicable, and (to the best of the Borrower's knowledge) the other parties thereto. Except as disclosed to each Lender, there is no litigation, or, to the best of the Borrower's knowledge, claim of breach or default, pending or threatened with respect to any Capitalized Lease Obligations or Affiliation Agreement that could reasonably be expected to adversely effect any such lease or contract. The Borrower has no knowledge of any default by any seller of any of the Borrower's or its Restricted Subsidiaries' television or radio stations under any obligations of such seller to the Borrower or any Restricted Subsidiary. The Borrower has no notice of or belief that any party to any Capitalized Lease Obligation or Affiliation Agreement is contemplating a breach, default or termination for any reason of such contract or lease, other than as disclosed in writing and reasonably acceptable to the Lenders. The Borrower has provided, or caused to be provided, to the Administrative Lender complete and correct copies of or access to the Capitalized Lease Obligations and Affiliation Agreements, all as amended, together with all exhibits and schedules thereto.

         (s) Valid Issuance of Securities. All Capital Stock of the Borrower and its Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable. The Capital Stock of the Borrower and its Subsidiaries, when issued or sold, was either (i) registered or qualified under applicable federal or state securities laws, or (ii) exempt therefrom.

         (t) Certain Fees. No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitment or the Advances hereunder or the issuance of any Letters of Credit. The Borrower agrees to indemnify and hold harmless the Administrative Lender and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

         (u) Compliance. Attached as Schedule 4 hereto is a complete list of all material licenses, consents, authorizations, permits and Necessary Authorizations as of the Agreement Date. Such licenses, consents, permits and authorizations constitute all that are necessary, appropriate or advisable for each of the Borrower and its Restricted Subsidiaries to operate its business and own its properties, and are in full force and effect. No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any such license, consents, permits and authorizations, or which could result in the imposition of any restriction thereon of such a nature that could reasonably be expected to have a Material Adverse Effect.

         (v) Patents, Etc. The Borrower and its Restricted Subsidiaries have obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted, the loss of which could reasonably be expected to have a Material Adverse Effect. Nothing has come to the attention of the Borrower or any of its Restricted Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Restricted Subsidiary may infringe any patent, trademark, service-mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any Restricted Subsidiary contesting its right to sell or use any such process, method, part or other material.

         (w) Disclosure. Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Borrower or any Restricted Subsidiary in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. There is no fact known to the Borrower and not known to the public generally that could reasonably be expected to materially adversely affect the assets or business of the Borrower and its Restricted Subsidiaries, or in the future could reasonably be expected (so far as the Borrower can now foresee) to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance and each Letter of Credit, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) applicable to a specific date or otherwise subsequently inapplicable, or (c) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.

                                   ARTICLE 5

                               General Covenants

         So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

         Section 5.1 Preservation of Existence and Similar Matters. Except as provided in Section 7.5, the Borrower shall, and shall cause each Restricted Subsidiary to:

         (a) preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from federal, state and local governmental bodies and any tribunal (regulatory or otherwise), the loss of which could have a Material Adverse Effect; and

         (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not have a Material Adverse Effect.

         Section 5.2 Business; Compliance with Applicable Law. The Borrower and its Restricted Subsidiaries shall (a) engage substantially in the media or communication related business and activities related thereto, and (b) comply in all material respects with the requirements of all Applicable Law, the failure of which could reasonably be expected to have a Material Adverse Effect.

         Section 5.3 Maintenance of Properties. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain or cause to be maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         Section 5.4 Accounting Methods and Financial Records. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Restricted Subsidiaries shall maintain a fiscal year ending on December 31.

         Section 5.5 Insurance. The Borrower shall, and shall cause each Restricted Subsidiary or its direct parent to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the Agreement Date. Each insurance policy shall provide for at least 30 days' prior notice to the Administrative Lender of any proposed termination or cancellation of such policy, whether on account of default or otherwise, the loss of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 5.6 Payment of Taxes and Claims. The Borrower shall, and shall cause each Restricted Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its income or properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as no Lien (other than a Permitted Lien) shall attach with respect thereto and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each Restricted Subsidiary to, timely file all information returns required by federal, state or local tax authorities.

         Section 5.7 Visits and Inspections. The Borrower shall, and shall cause each Restricted Subsidiary to, promptly permit representatives of the Administrative Lender or any Lender from time to time to (a) visit and inspect the properties of the Borrower and Restricted Subsidiary as often as the Administrative Lender or any Lender shall deem advisable, (b) inspect and make extracts from and copies of the Borrower's and each Restricted Subsidiary's books and records, and (c) discuss with the Borrower's and each Restricted Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects.

         Section 5.8 Payment of Indebtedness. Subject to Section 5.6 hereof, the Borrower shall, and shall cause each Restricted Subsidiary to, pay its Indebtedness when and as the same becomes due, other than amounts (other than the Obligations) duly and diligently disputed in good faith.

         Section 5.9 Use of Proceeds. The Borrower shall use the proceeds of Advances and Letters of Credit to make acquisitions permitted under Section
7.5 hereof, to make Capital Expenditures, to make Investments (including advances to Subsidiaries) permitted pursuant to Section 7.3 hereof, to refinance all outstanding Indebtedness under the Existing Credit Agreement, to repay and terminate the Existing Eller Credit Agreement, for working capital and for other general corporate purposes.

         SECTION 5.10     INDEMNITY.

         (a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE LENDER, THE ISSUING BANK, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND

AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER OR ANY OF ITS SUBSIDIARIES), IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MAKING OF OR ANY PARTICIPATIONS IN THE ADVANCES OR THE LETTERS OF CREDIT AND THE MANAGEMENT OF THE ADVANCES AND THE LETTERS OF CREDIT, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY ORDINARY OR MERE NEGLIGENCE OF ADMINISTRATIVE LENDER, THE ISSUING BANK OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE LENDER, THE ISSUING BANK OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES AND THE LETTERS OF CREDIT HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, BUT EXCLUDING MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT (COLLECTIVELY, "INDEMNIFIED MATTERS"); PROVIDED HOWEVER, THAT SO LONG AS NO EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, THERE SHALL BE NO SETTLEMENT BY THE INDEMNITEES OR ANY OF THEM WITH RESPECT TO ANY INDEMNIFIED MATTER WITHOUT PRIOR CONSULTATION WITH THE BORROWER.

         (b) IN ADDITION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER; PROVIDED, HOWEVER, THAT THE INDEMNITEES AGREE THAT THEY SHALL ENDEAVOR TO USE LEGAL COUNSEL COMMON TO ALL INDEMNITEES IN CONNECTION WITH ANY INDEMNIFIED MATTER UNLESS ANY SUCH INDEMNITEE SHALL REASONABLY DETERMINE, IN ITS SOLE DISCRETION, THAT THE USE OF SUCH COMMON LEGAL COUNSEL WOULD CONFLICT WITH ITS INTERESTS IN SUCH INDEMNIFIED MATTER. IF FOR ANY REASON THE FOREGOING INDEMNIFICATION IS UNAVAILABLE TO ANY INDEMNITEE OR INSUFFICIENT TO HOLD ANY INDEMNITEE HARMLESS WITH RESPECT TO INDEMNIFIED MATTERS, THEN THE BORROWER SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNITEE AS A RESULT OF SUCH LOSS, CLAIM, DAMAGE OR LIABILITY IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT NOT ONLY THE RELATIVE BENEFITS RECEIVED BY THE BORROWER AND THE BORROWER'S STOCKHOLDERS ON THE ONE HAND AND SUCH INDEMNITEE ON THE OTHER HAND BUT ALSO THE RELATIVE FAULT OF THE BORROWER AND SUCH INDEMNITEE, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND

CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE LENDER, THE ISSUING BANK, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

         Section 5.11 Environmental Law Compliance. The use which the Borrower or any Subsidiary intends to make of any real property owned by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real property in any manner or quantities which would be deemed a violation of the Applicable Environmental Laws. The Borrower further agrees to exercise reasonable due diligence in the acquisition of real property in connection with compliance with Applicable Environmental Laws. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of Applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of Applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any Subsidiary or any of their properties establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. THE BORROWER AGREES TO INDEMNIFY AND HOLD THE ADMINISTRATIVE LENDER, THE ISSUING BANK AND EACH LENDER HARMLESS FROM AND AGAINST, AND TO REIMBURSE THEM WITH RESPECT TO, ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSS, DAMAGE, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURTS COSTS) OF ANY KIND OR CHARACTER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, ASSERTED AGAINST OR INCURRED BY ANY OF THEM AT ANY TIME AND FROM TIME TO TIME BY REASON OF OR ARISING OUT OF (A) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO PERFORM ANY OBLIGATION HEREUNDER REGARDING ASBESTOS OR APPLICABLE ENVIRONMENTAL LAWS, (B) ANY VIOLATION ON OR BEFORE THE RELEASE DATE OF ANY APPLICABLE ENVIRONMENTAL LAW IN EFFECT ON OR BEFORE THE RELEASE DATE, AND (C) ANY ACT, OMISSION, EVENT OR CIRCUMSTANCE EXISTING OR OCCURRING ON OR PRIOR TO THE RELEASE DATE (INCLUDING WITHOUT LIMITATION THE PRESENCE ON SUCH REAL PROPERTY OR RELEASE FROM SUCH REAL PROPERTY OF HAZARDOUS SUBSTANCES OR SOLID WASTES DISPOSED OF OR OTHERWISE RELEASED ON OR PRIOR TO THE RELEASE DATE), RESULTING FROM OR IN CONNECTION WITH THE OWNERSHIP OF THE REAL PROPERTY, REGARDLESS OF WHETHER THE ACT, OMISSION, EVENT OR CIRCUMSTANCE CONSTITUTED A VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAW AT THE TIME OF ITS EXISTENCE OR OCCURRENCE, OR WHETHER THE ACT, OMISSION, EVENT OR CIRCUMSTANCE IS CAUSED BY OR RELATES TO THE NEGLIGENCE OF ANY INDEMNIFIED PERSON; PROVIDED THAT, THE BORROWER SHALL NOT BE UNDER ANY OBLIGATION TO INDEMNIFY THE ADMINISTRATIVE LENDER, THE ISSUING BANK OR ANY LENDER TO THE EXTENT THAT ANY SUCH LIABILITY ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE RELEASE DATE AND SHALL CONTINUE THEREAFTER IN FULL FORCE AND EFFECT.

         Section 5.12 Conversion of Eller to Unrestricted Subsidiary. Provided there shall exist no Default or Event or Default both prior to and after giving effect to the conversion of Eller and each of Eller's subsidiaries to Unrestricted Subsidiaries, Eller and each of Eller's subsidiaries may, in Eller's sole discretion and upon 30 days' written notice to the Lenders, become Unrestricted Subsidiaries.

         Section 5.13 Syndication. The Borrower shall assist the Administrative Lender and the Lenders in attempting to syndicate up to an additional $250,000,000 in excess of $1,750,000,000; it being understood that neither the Administrative Lender nor any Lender is obligated to syndicate such additional $250,000,000 or participate or obtain other lenders to participate in such syndication. The Borrower's assistance shall include, without limitation, (a) providing all information reasonably deemed necessary by the Administrative Lender and its Affiliates to assist in such syndication, (b) making available appropriate officers and representatives of the Borrower and its Subsidiaries to participate in information meetings for potential syndicate members and participants as the Administrative Lender and its Affiliates may reasonably request, and (c) in assembling and updating from time to time an information package for delivery to potential syndicate members and participants (the "Syndication Book"). The Borrower agrees it will be responsible for the contents of the Syndication Book (insofar as information furnished by it is concerned) and prior to dissemination by the Administrative Lender and its Affiliates of the Syndication Book. The Borrower will notify Administrative Lender and Lenders on or before December 31, 1997 of any increase in the Commitment above $1,750,000,000 as a result of any syndication.

         Section 5.14 Ownership of Subsidiaries. Except as provided in this Section 5.14 or Section 7.5 hereof, the Borrower shall continue to own directly or indirectly no less than 90% of the Capital Stock of each of its Restricted Subsidiaries; provided, however, that (i) if Heftel becomes a Restricted Subsidiary, the Borrower shall own directly or indirectly no less than 51% of the Capital Stock of Heftel, (ii) the Borrower shall continue to own directly or indirectly no less than 79% of the Capital Stock of CCC-Houston, (iii) the Borrower shall continue to own directly or indirectly no less than 50% of the Capital Stock of ARN; (iv) the Borrower shall continue to own directly or indirectly no less than 30% of the Capital Stock of NRNZ; (v) Borrower shall continue to own directly or indirectly no less than 88% of the Capital Stock of Eller; and (vi) Borrower shall continue to own directly or indirectly no less than 76% of the Capital Stock of Eller Target Media Group, L.P.

                                   ARTICLE 6

                             Information Covenants

         So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to the Administrative Lender:

         Section 6.1 Quarterly Financial Statements and Information. Within 45 days after the end of each fiscal quarter, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of income and consolidated statements of changes in cash flow for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which shall be certified by the president or chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments. In addition, the Borrower shall furnish within such time period a reconciliation of such financial statements setting forth the difference in financial position and results of operations between its Subsidiaries and its Restricted Subsidiaries for such period and for the elapsed portion of the year ended with the last day on such period, subject to sound year-end adjustments.

         Section 6.2 Annual Financial Statements and Information; Certificate of No Default.

         (a)     Within 90 days after the end of each fiscal year, a copy of
(i) the consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) consolidated statements of earnings, statements of changes in shareholders' equity, and statements of changes in cash flow as of and through the end of such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Lenders, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified. In addition, the Borrower shall furnish within such time period an unaudited reconciliation of such financial statements setting forth the difference in financial position and results of operations between its Subsidiaries and its Restricted Subsidiaries as of and through the end of such fiscal year.

         (b) Simultaneously with the delivery of the statements required by this Section 6.2, a letter from the Borrower's public accountants certifying that no Default was detected during the examination of the Borrower and its Restricted Subsidiaries, and authorizing the Borrower to deliver such financial statements and opinion thereon to the Administrative Lender and Lenders pursuant to this Agreement.

         (c) As soon as available, but in any event within 60 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Borrower and its Subsidiaries for the succeeding fiscal year.

         Section 6.3 Compliance Certificates. At the time financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of an Authorized Signatory:

         (a) setting forth at the end of such period, a calculation of the Leverage Ratio, as well as certifications and arithmetical calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the requirements of Sections 7.1(d), (f), (h) and

(i), 7.3(h), 7.6, 7.7, 7.10, 7.11, 7.12, and 7.13 hereof, which shall be substantially in the form of Exhibit D hereto;

         (b) setting forth the aggregate amount of outstanding Advances and Reimbursement Obligations and certifying as to compliance herewith; and

         (c) stating that, to the best of his or her knowledge after due inquiry, no Default has occurred as at the end of such period, or if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken with respect to such Default.

             Section 6.4      Copies of Other Reports and Notices.

         (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Borrower or any Restricted Subsidiary by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 6.2 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Borrower or any Restricted Subsidiary to stockholders generally, (iii) each regular or periodic report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Borrower or any Restricted Subsidiary;

         (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of indebtedness or other security of the Borrower or any Restricted Subsidiary in excess of $750,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any party to any Capitalized Lease Obligations or any Local Marketing Agreement has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (iii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Borrower or any Restricted Subsidiary under any material agreement or instrument which could reasonably be expected to result in a liability in excess of $750,000, other than this Agreement to which the Borrower or any Restricted Subsidiary is a party or by which any of their properties may be bound, or (iv) any event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto; provided, however, no notice shall be required to be delivered hereunder with respect to any event, circumstance or condition set forth in clause (i), (ii) or (iii) immediately preceding if, in the opinion of counsel to the Borrower or such Restricted Subsidiary, there is no reasonable possibility of an adverse determination with respect to such event, circumstance or condition;

         (c) Promptly upon receipt thereof, information with respect to and copies of any notices received from the FCC or any other federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with the Communications Act, or could reasonably be expected to result in the payment of money by the Borrower or any Restricted Subsidiary in an amount of $750,000 or more in the aggregate, or otherwise have a Material Adverse Effect, or result in the loss or suspension of any Necessary Authorization; provided, however, no information shall be required to be delivered hereunder if, in the opinion of counsel to the Borrower or such Restricted Subsidiary, there is no reasonable possibility of an adverse determination with respect to such notice;

         (d) Promptly upon receipt from any governmental agency, or any government, political subdivision or other entity, any material notice, correspondence, hearing, proceeding or order regarding or affecting the Borrower, any Subsidiary, or any of their properties or businesses; and

         (e) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Borrower and its Subsidiaries, as the Administrative Lender or any Lender may reasonably request.

         Section 6.5 Notice of Litigation, Default and Other Matters. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

         (a) The commencement of all proceedings and investigations by or before the FCC or any other governmental body, and all actions and proceedings in any court or before any arbitrator involving claims for damages, fines or penalties (including punitive damages) in excess of $2,000,000 per claim and $5,000,000 in the aggregate (after deducting the amount with respect to the Borrower or any Restricted Subsidiary such Person is insured, provided such claim has not been denied), against or in any other way relating directly to the Borrower, any Restricted Subsidiary, or any of their properties or businesses; provided, however, no notice shall be required to be delivered hereunder if, in the opinion of counsel to the Borrower or such Restricted Subsidiary, there is no reasonable possibility of an adverse determination in such action or proceeding;

         (b) Promptly upon the happening of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

         (c) Any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or prospective business of the Borrower or any Subsidiary, other than changes in the ordinary course of business which have not had and are not likely to have a Material Adverse Effect.

         Section 6.6      ERISA Reporting Requirements.

         (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

         (b) Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

         (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report (including Schedule B thereto) with respect to each Plan;

         (d) Promptly and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion the Borrower or any member of its Controlled Group receives from the PBGC, the United States Department of Labor or the Internal Revenue Service with respect to any Plan;

         (e) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

         (f) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing;

         (g) Notification within three Business Days after the Borrower or any member of its Controlled Group knows or has reason to know that the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

         (h) Promptly after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.


                                   ARTICLE 7

                               Negative Covenants

         So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

         Section 7.1 Indebtedness. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Indebtedness, except:

         (a)     Indebtedness under the Loan Documents;

         (b) Accounts payable (including film right payables), accrued expenses, deferred revenue items, pension liabilities and customer advance payments incurred in the ordinary course of business;

         (c)     Guaranties to the extent permitted under Section 7.6 hereof;

         (d) Capitalized Lease Obligations and Indebtedness incurred to purchase tangible personal property, in an aggregate amount not to exceed $25,000,000 at any time;

         (e)     Indebtedness evidenced by the Intercompany Notes; and

         (f) Institutional Debt in an aggregate amount not to exceed $750,000,000 at any time outstanding; provided, that, (i) such debt is unsecured, (ii) such debt is at all times on terms and conditions to the reasonable satisfaction of the Determining Lenders, including but not limited to the absence of financial covenants and restrictions and events of default that are more restrictive than those under this Agreement, (iii) such debt has a final maturity and Weighted Average Life to Maturity (computed from the date of incurrence of such debt) at least one day longer than the Maturity Date and the Weighted Average Life to Maturity of the Obligations, and (iv) the Net Cash Proceeds of such issuance are applied in accordance with Section 2.5(d) hereof; provided, however, notwithstanding anything contained in this Section 7.1(f), $250,000,000 of the Institutional Debt authorized by this Section 7.1(f) may have a final maturity of any date no less than five years after the Agreement Date.

         (g) Indebtedness set forth on Schedule 9 hereto, and all renewals and extensions (but not increases) thereof;

         (h) Indebtedness (in addition to the Indebtedness otherwise permitted pursuant to this Section 7.1) of its Restricted Subsidiaries not to exceed $20,000,000 in aggregate principal amount outstanding at any time; and

         (i) Indebtedness (in addition to the Indebtedness otherwise permitted pursuant to this Section 7.1) of the Borrower not to exceed in aggregate principal amount outstanding at any time the greater of (i) $250,000,000 or (ii) 100% of Operating Cash Flow for the immediately preceding four fiscal quarters.

provided, however, the incurrence of Indebtedness otherwise permitted pursuant to clauses (c), (d), (e), (f), (h), and (i) immediately preceding shall be permitted only if there shall exist no Default prior to or after giving effect to any such proposed Indebtedness.

         Section 7.2 Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets.

         Section 7.3 Investments. The Borrower shall not, and shall not permit any Subsidiary to, make, own or maintain any Investment, except that the Borrower or such Subsidiary may purchase or otherwise acquire and own and maintain:

         (a) Marketable, direct obligations of, or guaranteed by, the United States of America and maturing within 365 days of the date of purchase;

         (b) Commercial paper issued by U.S. corporations that have a rating of A-1/P-1 or better by Moody's or S&P;

         (c) Certificates of deposit of domestic banks maturing within 365 days of the date of purchase, which banks' debt obligations have one of the two highest ratings obtainable from Moody's or S&P;

         (d) Securities issued by U.S. corporations that have one of the two highest ratings obtainable from Moody's or S&P;

         (e) Investments in newly-formed or existing Restricted Subsidiaries (i) that are subject to the provisions hereof, (ii) that are or immediately become party to the Subsidiary Guaranty and (iii) that executed an Intercompany Note;

         (f) Accounts receivable that arise in the ordinary course of business and are payable on standard terms;

         (g)     Investments which are described on Schedule 8 hereto; and

         (h) Provided there shall exist no Default prior to or after giving effect to any such proposed Investments (which shall include, without limitation, Investments in Unrestricted Subsidiaries and Restricted Subsidiaries that have not executed a Subsidiary Guaranty), other Investments in communication or media related businesses not to exceed, at any time outstanding, an aggregate amount (determined using the purchase price or cost of such Investments without any adjustment for depreciation or amortization) equal to the sum of (i) $200,000,000, plus (ii) 150% of Operating Cash Flow for the immediately preceding four fiscal quarters, plus (iii) 50% of Net Cash Proceeds in excess of $200,000,000 received by the Borrower and its Subsidiaries from the issuance of Equity (including any conversion of subordinated convertible debentures, which constitutes Subordinated Debt, into Equity) after the Agreement Date.

         Section 7.4      Amendment and Waiver.  Other than as provided in
Section 7.5 herein, the Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any amendment of any material term or provision of its articles of incorporation or by-laws. In addition, the Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any amendment of, or agree to or accept any waiver of any of the provisions of, any Necessary Authorization, unless (a) the Determining Lenders consent to such amendment and
(b) the Lenders are provided with 10 days' written notice prior to the execution or effectiveness of the proposed amendment or waiver.

         Section 7.5 Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time:

         (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, properties or business, other than immaterial assets sold in the ordinary course of business, or dispositions whose proceeds are applied in accordance with Section 2.5(c) hereof;

         (b) acquire (i) all or any substantial part of the assets, property or business of any other Person, or (ii) any assets that constitute a division or operating unit of the business of any other Person; provided, however, that, so long as there shall exist no Default prior to or after giving effect to a proposed transaction, the Borrower or any Restricted Subsidiary may, subject to the limitations set forth in Section 7.3(h) hereof and in this
Section 7.5(b), purchase assets,
property or business of another Person, so long as (i) the Lenders shall have received prior written notice at least 20 Business Days prior to the date of such purchase, (ii) the Administrative Lender shall have received at least 10 Business Days prior to the date of such purchase a compliance certificate in the form required by Section 6.3 hereof, but setting forth the covenant calculations described in Section 6.3(a) hereof both prior to and after giving effect to the proposed purchase, (iii) such acquisition shall be pursuant to documentation acceptable to the Administrative Lender, (iv) such assets, property or business shall be in or relate to the communications or media related business, and (v) the Administrative Lender shall have received copies of all documents, instruments, opinions and other information relating to the seller and assets to be acquired as it may reasonably request;

         (c) enter into any merger or consolidation; provided, however, that, so long as there shall exist no Default prior to or after giving effect to a proposed transaction, (i)(A) a Restricted Subsidiary may merge or consolidate with another Restricted Subsidiary; (B) an Unrestricted Subsidiary may merge or consolidate with another Unrestricted Subsidiary or a Restricted Subsidiary; and (C) an Unrestricted Subsidiary or a Restricted Subsidiary may merge or consolidate with the Borrower provided, that the Borrower or such Restricted Subsidiary shall be the surviving entity of any transaction governed by this Section 7.5(c)(i); (ii) the Borrower or any Restricted Subsidiary may, subject to the limitations set forth in Section 7.3(h) hereof and in this
Section 7.5(c), merge or consolidate with another Person, so long as (A) the Lenders shall have received prior written notice at least 20 Business Days prior to the date of such transaction, (B) the Administrative Lender shall have received at least 10 Business Days prior to the date of such transaction a compliance certificate in the form required by Section 6.3 hereof, but setting forth the covenant calculations described in Section 6.3(a) hereof both prior to and after giving effect to the proposed merger or consolidation, (C) such merger or consolidation shall be pursuant to documentation acceptable to the Administrative Lender, (D) the Person with whom such merger or consolidation is being consummated with shall be engaged in a communication or media related business, (E) the Borrower or such Restricted Subsidiary shall be the surviving entity, and (F) the Administrative Lender shall have received copies of all documents, instruments, opinions and other information relating to the seller and assets to be acquired as it may reasonably request; or

         (d) create or acquire any Subsidiary, except as permitted by Sections 7.3(e) and (h) hereof.

         Section 7.6 Guaranties. Other than those guaranties referenced on Schedule 6 hereto, the Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty, of any obligation of any other Person except Guaranties in an aggregate amount not to exceed $10,000,000 at any time; provided, however, such Guaranties shall be permitted only if prior to such proposed Guaranty or after giving effect thereto there shall exist no Default.

         Section 7.7 Dividends. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly declare or pay any Dividend; provided, however, (a) any Subsidiary may declare and pay Dividends to the Borrower or any Restricted Subsidiary and
(b) the Borrower may declare and pay Dividends (including amounts which become Dividends as a result of the proviso in the definition of Dividends) on any date in an amount such that the aggregate amount of Dividends paid and declared during the term of this Agreement shall not exceed $750,000,000; provided, however, notwithstanding clause (b) immediately preceding to the contrary, the Borrower shall pay no such Dividends unless there shall exist no Default prior to or after giving effect to any such proposed Dividend.

         Section 7.8 Affiliate Transactions. The Borrower shall not, and shall not permit any Subsidiary to, at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its assets or properties to any Affiliate, on terms materially less advantageous to the Borrower or Subsidiary than would be the case if such transaction had been effected with a non-Affiliate (other than advances to employees in the ordinary course of business). The Borrower shall not, and shall not permit any Subsidiary to, in any event incur or suffer to exist any Indebtedness or Guaranty in favor of any Affiliate, unless such Affiliate shall subordinate the payment and performance thereof on terms satisfactory to the Lenders in their sole discretion, and otherwise upon terms, conditions and documentation, and in a manner satisfactory to Determining Lenders. Notwithstanding the foregoing, the Borrower may loan the proceeds of Advances to Subsidiaries that are Restricted Subsidiaries, so long as (a) there shall exist no Default prior to or after giving effect to such proposed loan and (b) such advances are evidenced by Intercompany Notes and for which entries in the financial records of the Borrower and its Restricted Subsidiaries are made evidencing such loans and repayments thereof.

         Section 7.9 Compliance with ERISA. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of a material (in the opinion of the Determining Lenders) liability of the Borrower or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to materially (in the opinion of the Determining Lenders) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

         Section 7.10 Leverage Ratio. At the end of each fiscal quarter occurring during the periods indicated below, the Borrower shall not permit the Leverage Ratio to be greater than:

                          Period                                    Ratio
                          ------                                    -----

         From date hereof through March 31, 1998                    6.25 to 1

         Thereafter through March 31, 1999                          5.75 to 1

         Thereafter through December 31, 2000                       5.25 to 1

         Thereafter                                                 4.50 to 1

         Section 7.11 Fixed Charges Coverage Ratio. The Borrower shall not permit the ratio of (a) Operating Cash Flow for the four consecutive fiscal quarters then ending to (b) Fixed Charges for such fiscal quarters as of the last day of any fiscal quarter during the term of this Agreement, to be less than 1.05 to 1.

         Section 7.12 Interest Coverage Ratio. At the end of each fiscal quarter, the Borrower shall not permit the ratio of (a) Operating Cash Flow for the four consecutive fiscal quarters then ending, to (b) interest expense of the Borrower and its Subsidiaries for such quarters, to be less than 2.0 to 1.

         Section 7.13 Debt Service Coverage Ratio. The Borrower shall not permit the ratio of (a) Operating Cash Flow for the four consecutive fiscal quarters then ending, to (b) Pro-Forma Debt Service for the four succeeding fiscal quarters, to be less than 1.25 to 1 at the end of each fiscal quarter during the term of this Agreement.

         Section 7.14 Sale and Leaseback. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

         Section 7.15 Sale or Discount of Receivables. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

         Section 7.16 Business of Clear Channel Television Licenses, Inc. and Clear Channel Radio Licenses, Inc. and Clear Channel Metroplex Licenses, Inc. Notwithstanding anything in this Agreement to the contrary, the Borrower shall not permit Clear Channel Television Licenses, Inc., Clear Channel Radio Licenses, Inc. or Clear Channel Metroplex Licenses, Inc. to engage in any business other than the ownership of (i) FCC licenses and Necessary Authorizations for the operation of Clear Channel Television, Inc., Clear Channel Radio, Inc. and Clear Channel Metroplex, Inc., respectively, and (ii) at least 95% of the Capital Stock of Clear Channel Television, Inc. and 100% of the Capital Stock of Clear Channel Radio, Inc. and Clear Channel Metroplex, Inc. respectively.

         Section 7.18 Subordinated Debt. The Borrower shall not, and shall not permit any Subsidiary to, (a) make any payment of principal, interest, premium, fee or otherwise with respect to Subordinated Debt except in strict accordance with the terms of the Subordinated Debt documentation, (b) prepay, redeem, repurchase or defease, or set aside funds for the prepayment, redemption, repurchase or defeasance of all or any portion of the Subordinated Debt or (c) amend or change (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any document or instrument in connection with any Subordinated Debt that would result in (i) an increase in the outstanding principal amount of the Subordinated Debt, (ii) a change in any principal, interest, fees, or other amounts payable under the Subordinated Debt (including without limitation a waiver or action that results in the waiver of any payment default under the Subordinated Debt), (iii) a change in any date fixed for any payment of principal, interest, fees, or other amounts payable under the Subordinated Debt (including, without limitation, as a result of any redemption, defeasance or otherwise), (iv) a change in any percentage of holders of the Subordinated Debt required to take (or refrain from taking) any action, (v) a change in any financial covenant, (vi) a change in any remedy or right of the holders of the Subordinated Debt, (vii) a change in any covenant, term or provision which would result in such term or provision being more restrictive than the terms of this Agreement and the other Loan Documents,
(viii) a change that grants or permits the granting of any security interest or Lien on any asset or property of the Borrower or any Subsidiary to secure any Subordinated Debt, or (ix) a change in any term or provision of any document or instrument in connection with any Subordinated Debt that could have, in any material respect, an adverse effect on the interests of Lenders.

         Section 7.19 Other Agreements. Except as otherwise provided in this Agreement, neither the Borrower nor any Restricted Subsidiary shall enter into any agreement pursuant to which the ability of the Borrower or a Restricted Subsidiary to pay any money, dividend or other type of advance to, or otherwise make any other Investment in, the Borrower or any Restricted Subsidiary shall be limited or in which such payment would be a default or event of default.


                                   ARTICLE 8

                                    Default

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

         (b) The Borrower shall default in the payment of (i) any interest or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under the





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
Loan Documents, when due, which Default is not cured within three days from the date such payment became due by payment of such late amount, or (ii) any principal when due;

         (c) The Borrower or any Restricted Subsidiary shall default in the performance or observance of any agreement or covenant contained in Section 5.1, Section 5.14 or Article 7 hereof;

         (d) The Borrower or any Restricted Subsidiary shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of 30 days after the earlier of written notice from the Administrative Lender thereof or actual notice thereof;

         (e) There shall occur any default or breach in the performance or observance of any agreement or covenant (after the expiration of any applicable grace period) or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement);

         (f) There shall be entered a decree or order by a court having jurisdiction in the premises constituting an order for relief in respect of the Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any Subsidiary, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any Subsidiary, and any such decree or order shall continue unstayed and in effect for a period of 60 consecutive days; provided, that the affected assets alone or in the aggregate total in excess of $5,000,000;

         (g) The Borrower or any Subsidiary shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any Subsidiary shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of their respective properties, or the Borrower or any Subsidiary shall fail generally to pay its debts as they become due, or the Borrower or any Subsidiary shall take any action in furtherance of any such action; provided, that the affected assets alone or in the aggregate total in excess of $5,000,000;

         (h) A final judgment or judgments shall be entered by any court against the Borrower or any Subsidiary for the payment of money which exceeds $5,000,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Subsidiary which, together with all other such property of the Borrower and its Subsidiaries subject to other such process, exceeds in value $5,000,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy





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
thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

         (i) With respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to the Borrower or any member of its Controlled Group in excess of $5,000,000 under
Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $5,000,000, or request a funding waiver from the Internal Revenue Service for contributions in the aggregate in excess of $5,000,000; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $5,000,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, or the PBGC shall institute proceedings to terminate, any Plan; (vi) a Reportable Event shall occur with respect to a Plan, and within 15 days after the reporting of such Reportable Event to the Administrative Lender, the Administrative Lender shall have notified the Borrower in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder;
(vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; (viii) the benefits of any Plan shall be increased, or the Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Determining Lenders; or (ix) any ERISA Event with respect to a Plan shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (vi) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (v) through (ix) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the maximum amount of liability that the Borrower or any member of its Controlled Group could incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4023 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $5,000,000;





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
         (j) All or any material portion of the Loan Documents shall be the subject of any proceeding instituted by any Person other than a Lender (except in connection with any Lender's exercise of any remedies under the Loan Documents), or there shall exist any litigation or threatened litigation with respect to all or any material portion of the Collateral or the Loan Documents, or any Person shall challenge in any manner whatsoever the validity or enforceability of all or any portion of the Loan Documents; provided, however, that during any such time any such circumstance shall be bonded or stayed in accordance with Applicable Law and to the satisfaction of the Determining Lenders, such circumstance shall not be an Event of Default;

         (k) The Borrower or any Restricted Subsidiary shall default in the payment of any Indebtedness in an aggregate amount of $5,000,000 or more beyond any grace period provided with respect thereto, or shall default in the performance of any agreement or instrument under which such Indebtedness is created or evidenced beyond any applicable grace period or an event shall occur with respect to such Indebtedness, if the effect of such default or event is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) to cause such Indebtedness to become due prior to its date of maturity;

         (l) The Borrower or any Subsidiary shall fail to comply in any material respect with the Communications Act, or any rule or regulation promulgated by the FCC;

         (m) Any material Necessary Authorization shall be revoked; or there shall occur a material default under any material Necessary Authorization by the Borrower or any Subsidiary beyond any applicable grace period; or any proceedings shall in any way be brought by any Person to challenge the validity or enforceability of any material Necessary Authorization and the FCC shall designate the Necessary Authorization for a revocation hearing; or proceedings for the renewal of any material Necessary Authorization shall not be commenced at least 90 days prior to the expiration thereof; or any material Necessary Authorization shall expire due to termination, nonrenewal or for any other reason, or shall be designated for a revocation hearing.

         (n) Any lease of the Borrower or any Restricted Subsidiary shall terminate or cease to be effective, and termination or cessation thereof could reasonably be expected to have a Material Adverse Effect; provided, however, that termination or cessation of a lease shall not constitute an Event of Default if another lease reasonably satisfactory to the Determining Lenders is contemporaneously substituted therefor;

         (o) Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Lender or any Lender) in all material respects, or any such party shall so state in writing;

         (p) There shall exist any breach or default of any management agreement or contract of the Borrower or any Restricted Subsidiary, or any such management agreement or contract shall terminate in accordance with its terms and shall not be renewed among the parties upon substantially similar terms, and such breach, default or termination could reasonably be expected to have a Material Adverse Effect; or

         (q) Any civil action, suit or proceeding shall be commenced against the Borrower, or any Subsidiary of the Borrower under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970)("RICO") and such suit shall be adversely determined by a court of applicable jurisdiction, and which is either non-appealable or which the Borrower or such Subsidiary has elected not to appeal; or any criminal action or proceeding shall be commenced against the Borrower, any Subsidiary of the Borrower under any federal or state racketeering statute (including, without limitation, RICO).

         Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

         (a) With the exception of an Event of Default specified in Section 8.1(f) or (g) hereof, the Administrative Lender shall, upon the direction of the Determining Lenders, terminate the Commitments and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Documents to the contrary notwithstanding.

         (b)     Upon the occurrence of an Event of Default specified in
Section 8.1(f) or (g) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate, all without any action by the Administrative Lender, any Lender or any holders of the notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

         (c) If any Letter of Credit shall be then outstanding, the Administrative Lender may (or, upon the direction of the Determining Lenders, shall) demand upon the Borrower to, and forthwith upon such demand, the Borrower shall, pay to the Administrative Lender in same day funds at the office of the Administrative Lender on such demand for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding; provided, however, that upon the occurrence of an Event of Default pursuant to Section 8.1(f) or 8.1(g) hereof, such amount shall become immediately due and payable without the requirement of any action on the part of Administrative Lender.

         (d) The Administrative Lender, and the Lenders may exercise all of the post-default rights granted to them under the Loan Documents or under Applicable Law.

         (e) The rights and remedies of the Administrative Lender and the Lenders hereunder shall be cumulative, and not exclusive.





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
                                   ARTICLE 9

                            Changes in Circumstances

         Section 9.1 LIBOR Basis Determination Inadequate. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that (i) deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or
(ii) the LIBOR Basis for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended.

         Section 9.2 Illegality. If any applicable law, rule or regulation, or any change therein or adoption thereof, or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower and the Administrative Lender. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance owing to such Lender, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

         Section 9.3      Increased Costs.

         (a) If any applicable law, rule or regulation, or any change in or adoption of any law, rule or regulation, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:





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
                 (i) shall subject a Lender (or its LIBOR Lending Office) to any tax, duty or other charge (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income of the Lender or its LIBOR Lending Office and franchise taxes imposed upon such Lender); or

                 (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances;

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material, then, within 15 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

         (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower shall borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

         Section 9.4 Effect On Base Rate Advances. If notice has been given pursuant to Section 9.1, 9.2 or 9.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

         Section 9.5 Capital Adequacy. If either (a) the introduction of or any change in or in the interpretation of any law, rule or regulation or (b) compliance by a Lender with any law, rule or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender (any event or occurrence in clauses (a) or (b) above being a "Regulatory Modification"), and such Lender reasonably determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, upon demand by such Lender, subject to Section 11.9, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances (collectively, "Additional Costs"), to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's Commitment hereunder. Notwithstanding the foregoing, any Lender's demand for Additional Costs shall not include any Additional Costs with respect to any period more than 180 days prior to the date that such Lender gives notice to the Borrower of such Additional Costs unless the effective date of the Regulatory Modification which results in the right to receive Additional Costs is retroactive (the "Regulatory Modification Retroactive Effective Date"). If any Regulatory Modification has a Regulatory Modification Retroactive Effective Date and any Lender demands compensation within 180 days after the date setting the Regulatory Modification Retroactive Effective Date (the "Regulatory Modification Set Date"), such Lender shall have the right to receive such Additional Costs from the Regulatory Modification Retroactive Effective Date. If a Lender does not demand such Additional Costs within 180 days after the Regulatory Modification Set Date, such lender may not receive payment of Additional Costs with respect to any period more than 180 days prior to such demand. A certificate as to such amounts submitted to the Borrower by a Lender hereunder, shall, in the absence of demonstrable error, be conclusive and binding for all purposes.


                                   ARTICLE 10

                            Agreement Among Lenders

         Section 10.1 Agreement Among Lenders. The Lenders agree among themselves that:

         (a) Administrative Lender. Each Lender hereby appoints the Administrative Lender as its nominee in its name and on its behalf, to receive all documents and items to be furnished





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
hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to take such action as may be requested by Determining Lenders, provided that, unless and until the Administrative Lender shall have received such requests, the Administrative Lender may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, fee or other amount; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. Administrative Lender agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower.

         (b) Replacement of Administrative Lender. Should the Administrative Lender or any successor Administrative Lender ever cease to be a Lender hereunder, or should the Administrative Lender or any successor Administrative Lender ever resign as Administrative Lender, or should the Administrative Lender or any successor Administrative Lender ever be removed with or without cause by the Determining Lenders, then the Lender appointed by the other Lenders shall forthwith become the Administrative Lender, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change. Any resignation or removal of the Administrative Lender or any successor Administrative Lender shall become effective upon the appointment by the Lenders of a successor Administrative Lender; provided, however, that if the Lenders fail for any reason to appoint a successor within 60 days after such removal or resignation, the Administrative Lender or any successor Administrative Lender (as the case may be) shall thereafter have no obligation to act as Administrative Lender hereunder.

         (c) Expenses. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any reasonable expenses paid by the Administrative Lender directly and solely in connection with any of the Loan Documents if Administrative Lender does not receive reimbursement therefor from other sources within 60 days after the date incurred, unless payment of such fees is being diligently disputed by such Lender or the Borrower in good faith. Any amount so paid by the Lenders to the Administrative Lender shall be returned by the Administrative Lender pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Lender.

         (d) Delegation of Duties. The Administrative Lender may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

         (e) Reliance by Administrative Lender. The Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram,





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
telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected by the Administrative Lender. The Administrative Lender may, in its reasonable judgment, deem and treat the payee of any note as the owner thereof for all purposes hereof.

         (f) Limitation of Administrative Lender's Liability. Neither the Administrative Lender nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Lender shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Lender shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Lender shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower. To the extent not reimbursed by the Borrower, each Lender hereby severally, but not jointly, indemnifies and holds harmless the Administrative Lender, pro rata according to its Specified Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and/or disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by the Administrative Lender in any way with respect to any Loan Documents or any action taken or omitted by the Administrative Lender under the Loan Documents (including any negligent action of the Administrative Lender), except to the extent the same result from gross negligence or wilful misconduct by the Administrative Lender.

         (g) Liability Among Lenders. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

         (h) Rights as Lender. With respect to its commitment hereunder, the Advances made by it and note issued to it, the Administrative Lender shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Lender, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Lender in its individual capacity. The Administrative Lender or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the

Borrower or any of its Affiliates, all as if the Administrative Lender were not the Administrative Lender hereunder and without any duty to account therefor to the Lenders.

         Section 10.2 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Lender or any other Lender and based upon the financial statements referred to in Sections 4.1(j), 6.1 and 6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         Section 10.3 Benefits of Article. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders or the Borrower, as applicable; consequently, no Person other than Lenders or the Borrower shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Lender or any Lender to comply with such provisions.


                                   ARTICLE 11

                                 Miscellaneous

         Section 11.1     Notices.

         (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as registered mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

         (i)     If to the Borrower, at:

                 Clear Channel Communications, Inc.
                 7710 Jones-Maltsberger, Suite 600
                 San Antonio, Texas  78216
                 Attn: Randall T. Mays, Executive Vice President/CFO

         (ii)    If to the Administrative Lender, at:

                 NationsBank of Texas, N.A.
                 901 Main Street, 64th Floor
                 Dallas, Texas  75202
                 Attn:  Thomas E. Carter, Senior Vice President

         (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

         (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

         Section 11.2     Expenses.  The Borrower shall promptly pay:

         (a) all reasonable out-of-pocket expenses of the Administrative Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances and the issuance of Letters of Credit hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

         (b) all reasonable out-of-pocket expenses of the Administrative Lender in connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents, the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lenders relating to this Agreement or the other Loan Documents; and

         (c) all reasonable costs, out-of-pocket expenses and attorneys' fees of the Administrative Lender and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, and all reasonable costs and out-of-pocket expenses of collection if default is made in the payment of the notes, which in each case shall include without limitation reasonable fees and expenses of consultants, counsel for the Administrative Lender and any Lender, and administrative fees for the Administrative Lender.

         Section 11.3 Waivers. The rights and remedies of the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Lender or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance and the Issuing Bank expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any issuance of a Letter of Credit. In the event that any Lender decides to fund an Advance or the Issuing Bank decides to issue a Letter of Credit at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or by the Issuing Bank to issue any additional Letter of Credit or preclude the Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of this Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Lender or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Lender or any of the Lenders are a party thereto, relating to the Borrower.

         Section 11.4 Determination by the Lenders Conclusive and Binding. Any material determination required or expressly permitted to be made by the Administrative Lender or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be conclusive and binding on all parties.

         Section 11.5 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any note, and any assignee or participant in any note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any assignee, participant or subsequent holder of any note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

         Section 11.6     Assignment.

         (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders.

         (b) No Lender shall be entitled to assign its interest in this Agreement, its notes or its Advances, except as hereinafter set forth.

         (c) A Lender may at any time sell participations in all or any part of its Advances (collectively, "Participations") to any bank, other financial institution or fund ("Participants") provided that such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (i) any increase in the commitment of any Participant; or
(ii)(A) the extension of the date of maturity of, or (B) the extension of the due date for any payment of principal, interest or fees respecting, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on, the Advances, the Letters of Credit, or the Reimbursement Obligations, or change in Applicable Margin; or (iii) the release of security for the Obligations, including without limitation any guarantee or Pledged Stock; or (iv) the reduction of any fees payable hereunder. Notwithstanding the foregoing, the Borrower agrees that the Participants shall be entitled to the benefits of Article 9 and Section 11.5 hereof as though they were Lenders and the Lenders may provide copies of all financial information received from the Borrower to such Participants. To the fullest extent it may effectively do so under Applicable Law, the Borrower agrees that any Participant may exercise any and all rights of banker's lien, set-off and counterclaim with respect to this Participation as fully as if such Participant were the holder of the Advances in the amount of its Participation.

         (d) Each Lender may assign to one or more financial institutions or funds organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "Assignee") its rights and obligations under this Agreement and the other Loan Documents up to a total of 49% of its Specified Percentage of the Commitment; provided, however, that (i) prior to each such assignment, the assigning Lender shall provide Administrative Lender and the Borrower with notice of such assignment,
(ii) each such assignment shall be of a constant, and not a varying, percentage of the Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment, Advances and Reimbursement Obligations being assigned pursuant to each such assignment (determined as of the date of the assignment with respect to such assignment) shall in no event be less than $5,000,000 and which is an integral multiple of $1,000,000, (iv) the applicable Lender, Administrative Lender and applicable Assignee shall execute and deliver to the Administrative Lender an Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of Exhibit E hereto, together with the notes subject to such assignment, (v) the Assignee or the Lender executing the Assignment as the case may be, shall deliver to the Administrative Lender a processing fee of $3,500 and (vi) notwithstanding anything herein to the contrary, any Lender may assign up to a total of 100% of its Specified Percentage of the Commitment with the prior written consent of the Borrower and the Administrative Lender, which consent shall not be unreasonably withheld or delayed (provided that without the consent of the Borrower or the Administrative Lender, any Lender may make assignments to its Affiliates or another Lender). Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement. The Borrower shall not be liable for any fees or expenses of the Administrative Lender, any Lender, or any Assignee, incurred in connection with such an Assignment.

         (e) Notwithstanding anything in clause (d) above to the contrary, any Lender may assign and pledge all or any portion of its Advances and note to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

         (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Assignee, and any note or notes subject to such assignment, the Borrower shall, within three Business Days after its receipt of such Assignment Agreement, at its own expense, execute and deliver to the Administrative Lender in exchange for the surrendered notes new notes to the order of such Assignee in an amount equal to the portion of the Advances, Reimbursement Obligations and Commitment assigned to it pursuant to such Assignment Agreement and new notes to the order of the assigning Lender in an amount equal to the portion of the Advances and Commitment retained by it hereunder. Such new notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of Exhibit A hereto.

         (g) No Lender may, without the prior consent of the Borrower, which shall not be unreasonably withheld or delayed, in connection with any assignment or Participation or proposed assignment or Participation pursuant to this Section 11.6, disclose to the Assignee or Participant or proposed Assignee or Participant, any information (which is not otherwise publicly available) relating to the Borrower furnished to such Lender by or on behalf of the Borrower, unless such proposed assignee or participant agrees to keep such information confidential and signs a confidentiality agreement in a form substantially similar to the confidentiality agreement signed by the Persons who were Lenders on the Agreement Date. The Borrower may not prohibit any Participation by withholding its consent pursuant to this Section 11.6(g).

         (h) Except as specifically set forth in this Section 11.6, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

         Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 11.8 Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.9 Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

         Section 11.10 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 11.11 Amendment and Waiver. This Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Specified Percentage or commitment of any Lender, or
(ii) extend or postpone any Commitment Reduction, extend or postpone the date of payment or maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations, fees or other amounts owing under any Loan

Documents, or (iii) release any security for or guaranty of the Obligations (except pursuant to this Agreement), or (iv) reduce the fees payable hereunder, or (v) revise this Section 11.11, or (v) waive the date for payment of any of the Obligations, or (vi) amend the definition of Determining Lenders, (vii) revise Sections 2.5(b), (c) or (d) hereof or (vii) revise Sections 2.6(b) or
(c) hereof; or (b) without the consent of the Administrative Lender, if it would alter the rights, duties or obligations of the Administrative Lender. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Lender and, in the case of an amendment, by the Borrower.

         Section 11.12 Exception to Covenants. Neither the Borrower nor any Restricted Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         Section 11.13 No Liability of Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit other than pursuant to the Uniform Commercial Code Section 5-114. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 11.14 Credit Agreement Governs. In the event of any conflict between the terms of this Agreement and any terms of any other Loan Document, the terms of this Agreement shall control.

         SECTION 11.15 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE FEDERAL LAWS OF THE UNITED STATES; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(b), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 11.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE LENDER AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

         SECTION 11.17 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, this Amended and Restated Credit Agreement is executed as of the date first set forth above.


BORROWER:                                  CLEAR CHANNEL COMMUNICATIONS, INC.



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                 --------------------------------------------------------
                                                            Title:
                                                                  -------------------------------------------------------

                                                   NATIONSBANK OF TEXAS, N.A., as a Lender and as Administrative Lender



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:   David G. James
                                                            Title:  Vice President

                                                   901 Main Street, 64th Floor
                                                   Dallas, Texas  75202
                                                   Attn:    David G. James
                                                            Title:  Vice President



                                                   THE FIRST NATIONAL BANK OF BOSTON, as a Lender and as Documentation
                                                   Agent



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:            Mark S. Denomme
                                                            Title:           Director

                                                   100 Federal Street
                                                   Boston, Massachusetts 02110
                                                   Attn:    Mark Denomme
                                                            Title:  Director




                                                   BANK OF MONTREAL, as a Lender and as Co-Syndication Agent



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:            Rene Encarnacion
                                                            Title:           Director

                                                   430 Park Avenue
                                                   New York, New York 10022
                                                   Attn:    Ola Anderssen
                                                            Title:  Associate



                                                   TORONTO DOMINION (TEXAS), INC., as a Lender and as Co-Syndication
                                                   Agent



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   Houston Agency
                                                   909 Fannin Street, 17th Floor
                                                   Houston, Texas 77010
                                                   Attn:    Lisa Allison
                                                            Title:



                                                   ABN AMRO BANK N.V., HOUSTON AGENCY



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:  Laurie C. Tuzo
                                                            Title:    Group Vice President



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:  David P. Orr
                                                            Title:    Vice President

                                                   Three Riverway, Suite 1700
                                                   Houston, Texas 77056
                                                   Attn:    Ms. Laurie C. Tuzo
                                                            Title:  Group Vice President



                                                   BANK BRUSSELS LAMBERT,
                                                   New York Branch



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                 --------------------------------------------------------
                                                            Title:
                                                                    -----------------------------------------------------



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   630 Fifth Avenue, 6th floor
                                                   New York, New York  10111
                                                   Attn:    Craig Hallsteen
                                                            Title:  Vice President





                                                   BANK OF HAWAII



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                 --------------------------------------------------------
                                                            Title:
                                                                    -----------------------------------------------------

                                                   1850 N. Central Avenue
                                                   Suite 400
                                                   Phoenix, Arizona  85004
                                                   Attn:    Elizabeth McLean
                                                            Title:

                                                   BANK OF IRELAND - GRAND CAYMAN BRANCH



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                 --------------------------------------------------------
                                                            Title:
                                                                    -----------------------------------------------------

                                                   640 Fifth Avenue, 2nd Floor
                                                   New York, New York  10019
                                                   Attn:    Roger Burns
                                                            Title:


                                                   THE BANK OF NEW YORK



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                 --------------------------------------------------------
                                                            Title:
                                                                    -----------------------------------------------------

                                                   One Wall Street
                                                   16th Floor South
                                                   New York, New York  10286
                                                   Attn:    Ted Ryan
                                                            Title:

                                                   THE BANK OF NOVA SCOTIA



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:   Vince Fitzgerald
                                                            Title:           Authorized Signatory

                                                   One Liberty Plaza
                                                   26th Floor
                                                   New York, New York  10006
                                                   Attn:    Townsend Devereux
                                                            Title:  Relationship Manager

                                                   BANQUE PARIBAS



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   2029 Century Park East
                                                   Suite 3900
                                                   Los Angeles, California  90067
                                                   Attn:    Bryan Petermann
                                                            Title:  Vice President

                                                   BARCLAYS BANK PLC



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   BZW Division
                                                   388 Market Street, Suite 1700
                                                   San Francisco, California  94111
                                                   Attn:    Michael Bloom
                                                            Title:


                                                   THE CHASE MANHATTAN BANK, N.A.



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   270 Park Avenue
                                                   37th Floor
                                                   New York, New York  10017
                                                   Attn:    James Kuster
                                                            Title:  Managing Director

                                                   CIBC INC.



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:   Susan Hanna
                                                            Title:           DIRECTOR, CIBC WOOD GUNDY
                                                                             SECURITY CORP., AS AGENT

                                                   425 Lexington Avenue
                                                   New York, New York  10017
                                                   Attn:    Susan Hanna
                                                            Title:  DIRECTOR, CIBC WOOD GUNDY
                                                                    SECURITY CORP., AS AGENT


                                                   COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   520 Madison Avenue
                                                   37th Floor
                                                   New York, New York  10022
                                                   Attn:    Marcus Edward
                                                            Title:  Vice President




                                                   CAISSE NATIONALE DE CREDIT AGRICOLE



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   600 Travis, Suite 2340
                                                   Houston, Texas  77002
                                                   Attn:    Ken Coulter
                                                            Title:  Vice President


                                                   CREDIT SUISSE FIRST BOSTON



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   Eleven Madison Avenue
                                                   19th Floor
                                                   New York, New York  10010-3629
                                                   Attn:    Joe Coneeny
                                                            Title:   Managing Director


                                                   CRESTAR BANK



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   919 E. Main Street
                                                   22th Floor
                                                   Richmond, Virginia  23219
                                                   Attn:    Eric Millham
                                                            Title:



                                                   THE DAI-ICHI KANGYO BANK, LTD



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   One World Trade Center
                                                   48th Floor
                                                   New York, New York  10048
                                                   Attn:    Seiji Imai
                                                            Title:  Vice President


                                                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:            Bruce Loftin
                                                            Title:           Senior Vice President

                                                   Capital Markets Group - Communications
                                                   One First Union Center
                                                   301 South College Street, 5th Floor
                                                   Charlotte, North Carolina  28288-0735
                                                   Attn:    Adrienne T. Musgnug
                                                            Title:  Vice President



                                                   FLEET BANK, N.A.


                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   175 State Street
                                                   28th Floor
                                                   New York, New York 10038
                                                   Attn:     Mike Cerrullo
                                                            Title:   Vice President

                                                   THE FUJI BANK, LIMITED



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   One Houston Center
                                                   Suite 4100
                                                   1221 McKinney Street
                                                   Houston, Texas  77010
                                                   Attn:    Phillip C. Lauinger III
                                                            Title:  Vice President and Manager

                                                   HIBERNIA NATIONAL BANK



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   313 Carondelet Street
                                                   New Orleans, Louisiana  70130
                                                   Attn:    Troy Villafarra
                                                            Title:  Vice President

                                                   INDUSTRIAL BANK OF JAPAN



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   1251 Avenue of the Americas
                                                   32nd Floor
                                                   New York, New York  10020-1104
                                                   Attn:    Jeff Cole
                                                            Title:

                                                   KEYBANK NATIONAL ASSOCIATION



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   Media & Telecommunications Finance Division
                                                   127 Public Square
                                                   Cleveland, Ohio  44114-1306
                                                   Attn:    Jason R. Weaver
                                                            Title:  Assistant Vice President


                                                   THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   165 Broadway
                                                   New York, New York  10006
                                                   Attn:    Maria Araujo
                                                            Title:

                                                   MELLON BANK, N.A.



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   One Mellon Bank Center, Room 4440
                                                   Pittsburgh, Pennsylvania  15258-0001
                                                   Attn:    Lisa M. Pellow
                                                            Title:  Vice President

                                                   MICHIGAN NATIONAL BANK



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   Specialty Industries 10-36
                                                   27777 Inkster Road
                                                   Farmington Hills, Michigan  48334-1036
                                                   Attn:    Stephane Lubin
                                                            Title:  Vice President

                                                   THE MITSUBISHI TRUST AND BANKING CORPORATION



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   520 Madison Avenue, 26th Floor
                                                   New York, New York  10022
                                                   Attn:    Tony Rock
                                                            Title:

                                                   PNC BANK, NATIONAL ASSOCIATION



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   1600 Market Street
                                                   21st Floor
                                                   Philadelphia, Pennsylvania  19103
                                                   Attn:    Jeff Hauser
                                                            Title:  Vice President

                                                   THE ROYAL BANK OF SCOTLAND, PLC



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   88 Pine Street
                                                   26th Floor
                                                   New York, New York  10005
                                                   Attn:    Karen Stefancic
                                                            Title:  Vice President

                                                   THE SANWA BANK, LIMITED, DALLAS AGENCY



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   4100 W. Texas Commerce Tower
                                                   2200 Ross Avenue
                                                   Dallas, Texas  75201
                                                   Attn:    Matthew Patrick
                                                            Title:  Vice President

                                                   SOCIETE GENERALE



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   1221 Avenue of the Americas
                                                   New York, New York  10020
                                                   Attn:    Mark Vigil
                                                            Title:



                                                   THE SUMITOMO BANK, LIMITED



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   700 Louisiana
                                                   Suite 1750
                                                   Houston, Texas  77002
                                                   Attn:    Daniel Payer
                                                            Title:


                                                   SUN TRUST BANK, CENTRAL FLORIDA, N.A.



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   200 South Orange Avenue
                                                   Orlando, Florida  32801
                                                   Attn:    Chris Aguilar
                                                            Title:  First Vice President




                                                   THE TOYO TRUST & BANKING COMPANY, LTD., NEW YORK BRANCH



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:   Howard Tulley Mott
                                                            Title:  Vice President


                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:   Takao Shida
                                                            Title:  Deputy General Manager

                                                   666 Fifth Avenue
                                                   23rd Floor
                                                   Attn:    Howard Tulley Mott
                                                            Title:  Vice President




                                                   UNION BANK OF CALIFORNIA, N.A.



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                    -----------------------------------------------------

                                                   445 South Figueroa Street
                                                   Los Angeles, California  90071
                                                   Attn:    Christine Ball
                                                            Title:  Vice President

                                                   WACHOVIA BANK OF GEORGIA, N.A.



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   191 Peachtree Street
                                                   28th Floor, Mail Code 370
                                                   Atlanta, Georgia  30303
                                                   Attn:    Carl E. Peoples
                                                            Title:  Vice President


                                                   WELLS FARGO BANK (TEXAS), N.A., formerly known as FIRST INTERSTATE
                                                   BANK OF TEXAS, N.A.



                                                   By:
                                                            ---------------------------------------------------
                                                            Name:   Susan Coulter
                                                            Title:           Vice President

                                                   100 Congress, Suite 150
                                                   Austin, Texas  78701
                                                   Attn:    Susan Coulter
                                                            Title:  Vice President

                                                   WESTDEUTSCHE LANDESBANK, GIROZENTRALE



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------


                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   1211 Avenue of the Americas
                                                   New York, New York  10036
                                                   Attn:    Kheil McIntyre
                                                            Title:  Vice President

                                                   THE YASUDA TRUST AND BANKING CO., LTD.



                                                   By:
                                                            -------------------------------------------------------------
                                                            Name:
                                                                    -----------------------------------------------------
                                                            Title:
                                                                             --------------------------------------------

                                                   666 Fifth Avenue
                                                   8th Floor
                                                   New York, New York  10103
                                                   Attn:    Eric Pelletier
                                                            Title:  Vice President

                                   SCHEDULE 1

                             LIBOR Lending Offices


NATIONSBANK OF TEXAS, N.A.
901 Main Street, 64th Floor
Dallas, Texas 75202

THE FIRST NATIONAL BANK OF BOSTON
100 Federal Street
Boston, Massachusetts 02110

BANK OF MONTREAL
430 Park Avenue
New York, New York 10022

TORONTO DOMINION (TEXAS), INC.
909 Fannin Street, 17th Floor
Houston, Texas 77010

ABN AMRO BANK N.V.
Three Riverway, Suite 1700
Houston, Texas 77056

BANK BRUSSELS LAMBERT, NEW YORK BRANCH
630 Fifth Avenue
6th Floor
New York, New York  10111

BANK OF HAWAII
1850 N. Central Avenue
Suite 400
Phoenix, Arizona  85004

BANK OF IRELAND - GRAND CAYMAN BRANCH
640 Fifth Avenue, 2nd Floor
New York, New York  10019

THE BANK OF NEW YORK
One Wall Street, 16th Floor South
New York, New York 10286

THE BANK OF NOVA SCOTIA
One Liberty Plaza
26th Floor
New York, New York  10006

BANQUE PARIBAS
2029 Century Park East, Suite 3900
Los Angeles, California 90067

BARCLAYS BANK PLC
BZW Division
388 Market Street, Suite 1700
San Francisco, California  94111

CAISSE NATIONALE DE CREDIT AGRICOLE
600 Travis, Suite 2340
Houston, Texas  77002

THE CHASE MANHATTAN BANK, N.A.
270 Park Avenue
37th Floor
New York, New York  10017

CIBC INC.
425 Lexington Avenue
New York, New York 10017

COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE
520 Madison Avenue
37th Floor
New York, New York  10022

CREDIT SUISSE FIRST BOSTON
Eleven Madison Avenue
19th Floor
New York, New York  10010-3629

CRESTAR BANK
919 E. Main Street
22th Floor
Richmond, Virginia  23219

THE DAI-ICHI KANGYO BANK, LTD.
One World Trade Center
48th Floor
New York, New York  10048

FIRST UNION NATIONAL BANK OF NORTH CAROLINA
Capital Markets Group - Communications
One First Union Center
301 South College Street, 5th Floor
Charlotte, North Carolina 28288-0735

FLEET BANK, N.A.
175 Water Street
28th Floor
New York, New York 10038

THE FUJI BANK, LIMITED
One Houston Center
Suite 4100
1221 McKinney Street
Houston, Texas  77010

HIBERNIA NATIONAL BANK
313 Carondelet Street
New Orleans, Louisiana  70130

INDUSTRIAL BANK OF JAPAN
1251 Avenue of the Americas
32nd Floor
New York, New York  10020-1104

KEYBANK NATIONAL ASSOCIATION
Media & Telecommunications Finance Division
127 Public Square
Cleveland, Ohio 44114-1306

THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH
165 Broadway
New York, New York 10006

MELLON BANK, N.A.
One Mellon Bank Center, Room 4440
Pittsburgh, Pennsylvania 15258-0001

MICHIGAN NATIONAL BANK
Specialty Industries 10-36
27777 Inkster Road
Farmington Hills, Michigan  48334-1036

THE MITSUBISHI TRUST AND BANKING CORPORATION
520 Madison Avenue, 26th Floor
New York, New York  10022

PNC BANK, NATIONAL ASSOCIATION
1600 Market Street, 21st Floor
Philadelphia, Pennsylvania 19103

THE ROYAL BANK OF SCOTLAND, PLC
88 Pine Street
26th Floor
New York, New York  10005

THE SANWA BANK, LIMITED, DALLAS AGENCY
4100 W. Texas Commerce Tower
2200 Ross Avenue
Dallas, Texas  75201

SOCIETE GENERALE
1221 Avenue of the Americas
New York, New York 10020

THE SUMITOMO BANK, LIMITED
700 Louisiana, Suite 1750
Houston, Texas 77002

SUN TRUST BANK, CENTRAL FLORIDA, N.A.
200 South Orange Avenue
Orlando, Florida  32801

THE TOYO TRUST AND BANKING COMPANY, LTD., NEW YORK BRANCH
666 Fifth Avenue, 23rd Floor
New York, New York 10103-3395

UNION BANK OF CALIFORNIA, N.A.
445 South Figueroa Street
Los Angeles, California 90071

WACHOVIA BANK OF GEORGIA, N.A.
191 Peachtree Street
28th Floor, Mail Code 370
Atlanta, Georgia  30303

WELLS FARGO BANK (TEXAS), N.A.
100 Congress, Suite 150
Austin, Texas 78701

WESTDEUSTCHE LANDESBANK, GIROZENTRALE
1211 Avenue of the Americas
New York, New York  10036

THE YASUDA TRUST AND BANKING CO., LTD.
666 Fifth Avenue
8th Floor
New York, New York  10103

                                   SCHEDULE 2

                                 EXISTING LIENS


         As part of the purchase of the stock of US Radio by Memphis, the debt owed under that one certain Senior Secured Credit Agreement dated September 23, 1994, with Chemical Bank as agent (and amendments thereto), was paid and the necessary documents releasing the liens held pursuant to such Senior Secured Credit Agreement were delivered to Memphis at the closing. Such lien releases have been filed with the appropriate state and/or county authorities and confirmation of filing of such lien releases have been received on all lien releases except for a Satisfaction of Mortgage to be filed in Racine County, Wisconsin.

                                   SCHEDULE 3

                              EXISTING LITIGATION

                                   SCHEDULE 4

                   LICENSES, PERMITS AND OTHER AUTHORIZATIONS

                                   SCHEDULE 6

                              EXISTING GUARANTEES


1. Borrower guaranty of RDS Broadcasting, Inc. in the original principal amount of $9,575,000.

2. Borrower guaranty of Metroplex Communications, Inc. in the form of a letter of credit for $7,000,000.

3. Borrower $1,150,000 guaranty via a letter of credit issued to Roddy Peeples for obligations owed to Roddy Peoples.

                                   SCHEDULE 7

                            RESTRICTED SUBSIDIARIES


                                   FIRST TIER

         "ARN" means the Australian Radio Network Limited, PTY, an Australian propriety company, 50% of whose Capital Stock is owned by the Borrower.

         "CCC-Houston" means CCC-Houston AM, Ltd., a Texas limited partnership and a Subsidiary of Clear Channel Radio, Inc. and CCR Houston-Nevada, Inc.

         "CCRE" means Clear Channel Real Estate, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Holdings.

         "CCR Houston-Nevada" means CCR Houston-Nevada, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Radio.

         "Eller" means Eller Media Corporation, a Delaware corporation, formerly known as EMC Group, Inc., formerly Eller Media Company, and a Subsidiary of Clear Channel Holdings, Inc.

         "Holdings" means Clear Channel Holdings, Inc., a Nevada corporation, and a wholly-owned Subsidiary of the Borrower.

         "Management" means Clear Channel Management, Inc., a Delaware corporation, and a wholly-owned Subsidiary of Holdings.

         "Memphis" means Clear Channel Communications of Memphis, Inc., a Texas corporation, and a wholly-owned Subsidiary of Holdings.

         "Metroplex" means Clear Channel Metroplex, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Metroplex Licenses.

         "Metroplex Licenses" means Clear Channel Metroplex Licenses, Inc., a Nevada corporation, and a wholly-owned Subsidiary of the Borrower.

         "Productions" means Clear Channel Productions, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Holdings.

         "Radio" means Clear Channel Radio, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Radio Licenses.

         "Radio Licenses" means Clear Channel Radio Licenses, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Holdings.

         "Television" means Clear Channel Television, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Television Licenses.

         "Television Licenses" means Clear Channel Television Licenses, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Holdings.

                                  SECOND TIER

         "Eller Media Company" means Eller Media Company, a Delaware corporation, formerly known as EH&F, Inc., and a wholly-owned Subsidiary of Eller.

                                   THIRD TIER

         "Eller Investment" means Eller Investment Company, Inc., an Arizona corporation, and a wholly-owned Subsidiary of Eller Media Company.

         "PMG" means PMG Holdings, Inc., a Delaware corporation, and a wholly-owned Subsidiary of Eller Media Company.

         "Patrick Media" means Patrick Media Group, Inc., a Delaware corporation owned 99.1% by Eller Media Company and 0.9% by PMG.

                                  FOURTH TIER

         "Blue Wallscapes" means Blue Wallscapes, Inc., a California corporation, and a wholly-owned Subsidiary of Patrick Media.

         "Chicago Shelters" means Chicago Shelters Advertising, Inc., an Illinois corporation, and a wholly-owned Subsidiary of Patrick Media.

         "Eller Advertising" means Eller Outdoor Advertising Company, an Arizona corporation, and a wholly-owned Subsidiary of Eller Investment.

         "Eller Atlanta" means Eller Outdoor Advertising Co. of Atlanta, an Arizona corporation, and a wholly-owned Subsidiary of Eller Investment.

         "Eller El Paso" means Eller Outdoor of El Paso, Inc., a Texas corporation, and a wholly-owned Subsidiary of Eller Investment.

         "Eltex" means Eltex Investment Corp., a Delaware corporation, and a wholly-owned Subsidiary of Patrick Media.

         "PMG Target" means PMG Target Media Holdings, Inc., a Delaware corporation, and a wholly-owned Subsidiary of Patrick Media.

         "Shelter Advertising" means Shelter Advertising of America, Inc., a Delaware corporation, and a wholly-owned Subsidiary of Patrick Media.

                                   FIFTH TIER

         "Eller Target" means Eller Target Media Group, L.P., a California limited partnership, owned 83% by PMG Target as a general partner, and 17% by
B. Seidel as a limited partner.

         "Shelter Advertising of Hialeah" means Shelter Advertising of Hialeah, Inc., a Florida corporation, and a wholly-owned Subsidiary of Shelter Advertising.

         "Trendel International" means Trendel International Development Corporation, a Florida corporation, and a wholly-owned Subsidiary of Shelter Advertising.

                                   SIXTH TIER

         "American Shelter" means American Shelter Company, Inc., an Illinois corporation, and a wholly-owned Subsidiary of Eller Target.

         "Trendel" means Trendel, Inc., a Florida corporation, and a wholly-owned Subsidiary of Trendel International.

         "Trendel Enterprises" means Trendel Enterprises International, Inc., a Florida corporation, and a wholly-owned Subsidiary of Trendel International.

                                     OTHER

         "NRNZ" means NRNZ Holdings, Limited, a New Zealand corporation of which 33 1/3% of the outstanding Capital Stock is owned by Borrower.

                           UNRESTRICTED SUBSIDIARIES

1. "Heftel" means Heftel Broadcasting Corporation, a Delaware corporation.

2.       Radio Data Group, Inc.

                                   SCHEDULE 8

                              EXISTING INVESTMENTS



1. Clear Channel Television, Inc. ("CCT") purchased $2,250,000 of equipment on May 27, 1992 from Mercury. Among the assets purchased was a tower located between Mobile, Alabama and Pensacola, Florida. A portion of the equipment is being leased back to Mercury.

2. Clear Channel Communications, Inc. ("CCC") invested $500,000 in Radio Data Group.

3. Clear Channel Communications, Inc. ("CCC") made a $500,000 investment in the San Antonio Spurs professional basketball team.

4. In May of 1995, Clear Channel Radio, Inc. made an investment, now worth $73,241,896, in the Australian Radio Network.

5. In May of 1995, Clear Channel Radio, Inc. made an investment, now worth $128,024,699, in Heftel Broadcasting Corporation.

6. In October of 1984, Clear Channel Communications, Inc. made an investment, now worth $83,733, in a joint venture with Swanco Broadcasting, Inc. to form the Oklahoma City Tower Company.

7. In 1973, Clear Channel Communications, Inc. made an investment, now worth $44,162, in the Osage Tower in Tulsa, Oklahoma.

8. In October of 1989, Clear Channel Communications, Inc. made an investment, now worth $289,657, in a joint venture with Encore Tower of Austin, Inc. to form the Austin Tower Company.

9. In March of 1994, Clear Channel Radio, Inc. made an investment, now worth $222,160, in the Senior Road Tower Group of Houston, Texas.

10. In 1992, Clear Channel Radio, Inc. made an investment, now worth $90,000, in a joint venture with Host Broadcasting to broadcast University of Kentucky sporting events.

11. In January of 1994, Clear Channel Radio, Inc. made an investment, now worth $96,233, in a joint venture with Host Communications, Inc. to broadcast University of Virginia sporting events.

13. In July 1996, Clear Channel Radio, Inc. made an investment now worth $29,393,139 in New Zealand Radio Network.

14. In February 1997, Clear Channel Communications, Inc. made an investment in a publically traded company at a cost of $14,080,186 with a fair market value of $23,256,000.

                                   SCHEDULE 9

                             EXISTING INDEBTEDNESS

                                      NONE

                                  SCHEDULE 11

                            Material Adverse Changes

                                     None.

                                  SCHEDULE 12

                         Closing Specified Percentages


                                                   NATIONSBANK OF TEXAS, N.A.
Specified Percentage:
5.71428571542857%

                                                   THE FIRST NATIONAL BANK OF BOSTON
Specified Percentage:
4.71428571428571%

                                                   BANK OF MONTREAL
Specified Percentage:
4.71428571428571%

                                                   TORONTO DOMINION (TEXAS), INC.
Specified Percentage:
4.71428571428571%

                                                   ABN AMRO BANK N.V.
Specified Percentage:
2.85714285714286%

                                                   BANK BRUSSELS LAMBERT, NEW YORK BRANCH
Specified Percentage:
1.14285714285714%

                                                   BANK OF HAWAII
Specified Percentage:
0.85714285714286%

                                                   BANK OF IRELAND - GRAND CAYMAN BRANCH
Specified Percentage:
1.42857142857143%

                                                   THE BANK OF NEW YORK
Specified Percentage:
4.11904761885714%

                                                   THE BANK OF NOVA SCOTIA
Specified Percentage:
2.85714285714286%

                                                   BANQUE PARIBAS
Specified Percentage:
1.14285714285714%

                                                   BARCLAYS BANK PLC
Specified Percentage:
2.85714285714286%

                                                   CAISSE NATIONALE DE CREDIT AGRICOLE
Specified Percentage:
0.85714285714286%

                                                   THE CHASE MANHATTAN BANK, N.A.
Specified Percentage:
4.11904761885714%

                                                   CIBC INC.
Specified Percentage:
4.11904761885714%


                                                   COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE
Specified Percentage:
2.00000000000000%

                                                   CREDIT SUISSE FIRST BOSTON
Specified Percentage:
2.85714285714286%

                                                   CRESTAR BANK
Specified Percentage:
1.42857142857143%

                                                   THE DAI-ICHI KANGYO BANK, LTD.
Specified Percentage:
2.85714285714286%

                                                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA
Specified Percentage:
2.85714285714286%

                                                   FLEET BANK, N.A.
Specified Percentage:


4.11904761885714%

                                                   THE FUJI BANK, LIMITED
Specified Percentage:
2.00000000000000%

                                                   HIBERNIA NATIONAL BANK
Specified Percentage:
1.42857142857143%

                                                   INDUSTRIAL BANK OF JAPAN
Specified Percentage:
1.42857142857143%

                                                   KEYBANK NATIONAL ASSOCIATION
Specified Percentage:
2.00000000000000%

                                                   THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH
Specified Percentage:
2.85714285714286%

                                                   MELLON BANK, N.A.
Specified Percentage:
4.11904761885714%

                                                   MICHIGAN NATIONAL BANK
Specified Percentage:
1.14285714285714%

                                                   THE MITSUBISHI TRUST AND BANKING CORPORATION
Specified Percentage:
1.42857142857143%

                                                   PNC BANK, NATIONAL ASSOCIATION
Specified Percentage:
2.85714285714286%

                                                   THE ROYAL BANK OF SCOTLAND, PLC
Specified Percentage:
1.42857142857143%

                                                   THE SANWA BANK, LIMITED, DALLAS AGENCY

Specified Percentage:
2.85714285714286%

                                                   SOCIETE GENERALE
Specified Percentage:
1.14285714285714%

                                                   THE SUMITOMO BANK, LIMITED
Specified Percentage:
1.42857142857143%

                                                   SUN TRUST BANK, CENTRAL FLORIDA, N.A.
Specified Percentage:
1.42857142857143%

                                                   THE TOYO TRUST AND BANKING COMPANY, LTD., NEW YORK BRANCH
Specified Percentage:
0.85714285714286%

                                                   UNION BANK OF CALIFORNIA, N.A.
Specified Percentage:
4.11904761885714%

                                                   WACHOVIA BANK OF GEORGIA, N.A.
Specified Percentage:
1.42857142857143%

                                                   WELLS FARGO BANK (TEXAS), N.A.
Specified Percentage:
1.42857142857143%

                                                   WESTDEUTSCHE LANDESBANK, GIROZENTRALE
Specified Percentage:
1.42857142857143%

                                                   THE YASUDA TRUST AND BANKING CO., LTD.
Specified Percentage:
0.85714285714286%

                                  SCHEDULE 13

                             Subsidiary Guarantors

Holdings

Management

Memphis

Radio Licenses

Television Licenses

Metroplex Licenses

Radio

Television

Metroplex

CCRE

CCR Houston-Nevada

Eller

Eller Media Company

Eller Investment

PMG

Patrick Media

Blue Wallscapes

Chicago Shelters

Eller Advertising

Eller Atlanta

Eller El Paso

Eltex

PMG Target

Shelter Advertising

Shelter Advertising of Hialeah

Trendel International

American Shelter

Trendel

Trendel Enterprises

                                  SCHEDULE 14

                           Existing Letters of Credit